As filed with the Securities and Exchange Commission
                                on April 29, 1998
                           Registration No. 333-13113
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          POST-EFFECTIVE AMENDMENT NO6
                                  TO FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
        REDWOOD MORTGAGE INVESTORS VIII, a California Limited Partnership
             (Exact name of registrant as specified in its charter)


CALIFORNIA                              6611                         94-3158788
(State of other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341
          (Address and telephone number of principal executive offices)

   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341 (Address of principal place of business or intended principal place of business)

                               D. Russell Burwell
   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341 (Name, address, including zip code and telephone number,including area code of agent for service)

                                   Copies to:

                              Stephen C. Ryan, Esq.
                              Anne R. Knowles, Esq.
                          Landels Ripley & Diamond, LLP
                               350 The Embarcadero
                             San Francisco, CA 94105

                        Approximate date of commencement
                           of proposed sale to public:

   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

                             Supplement No. 4 dated
                     to the Prospectus Dated April 24, 1998


                        Redwood Mortgage Investors VIII,
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996, and replaces in their entirety Supplements Number 1, Number 2, and Number 3. This information is part of and must accompany the Prospectus.

     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender, for the primary purpose of making Mortgage Investments secured primarily by first and second deeds of trust on California real estate. The Partnership's initial offering of $15,000,000 of limited partnership units (the Units) commenced in February 1993. The initial offering was fully subscribed and closed on October 31, 1996. At the time the offering was closed, the Partnership had received a total of $14,932,017 of subscriptions. In connection with its initial offering, the Partnership incurred approximately $12,500 in organizational and offering costs and $569,865 in syndication costs, which was less than anticipated. (See section of the original prospectus dated May 19, 1993 and the supplements thereto entitled SOURCES AND USES OF PROCEEDS).

     The General Partners elected in September, 1996, to continue the offering of Units in the Partnership in order to increase the Partnerships mortgage investment portfolio, thereby increasing diversity and adding additional safety to the portfolio. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units are paid directly to the Partnership.


     As of December 31, 1997, the Partnership had received $5,557,659 of subscriptions in connection with its second offering bringing total aggregate subscriptions to $20,489,676. As set forth below in the section of this Supplement entitled Description of Open Loans for the Partnership as of December 31, 1997 the Partnership had outstanding Mortgage Investments with a total principal balance of $25,304,989. As of December 31, 1997, the Partnership had, in connection with its second offering of $30,000,000 of Units, incurred approximately $0.00 in organizational costs and $291,166 in syndication costs.


     As of the date of this  Supplement,  there  have been no  adverse  business
developments   or   conditions  in  the   Partnership,   or  any  prior  limited
partnerships, that would be material to a prospective investor.


     2. Financial Statements. The Financial Statements of the Partnership included in this Supplement as Attachment III have been audited by Parodi & Cropper, independent auditors, as of December 31, 1997. Additionally, the financial statements of Gymno Corporation, the corporate general partner, have been updated to December 31, 1997, and, 1996, are included as Attachment IV.

     3. Plan of Distribution. As described in the Prospectus, sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership lends to Redwood Home Loan Company doing business as Redwood Mortgage, an affiliate of the General Partners, funds from the offering proceeds equal to the sales commission. For ease of reference, the loan is referred to as the "Formation Loan". (See, section of the Prospectus entitled "RISKS - Formation Loan" and "PLAN OF DISTRIBUTION - Formation Loan"). The initial Formation Loan (the First Formation Loan) made in connection with the initial offering of $15,000,000, is unsecured and is to be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year in which the offering terminates, which in connection with the initial offering of $15,000,000 was December 31, 1996. In connection with the First Formation Loan, as of December 31, 1996, the Partnership has lent $1,074,840 to Redwood Mortgage from the offering proceeds to pay sales commissions and $124,042 had been repaid. In connection with the ongoing Offering of $30,000,000, the Formation Loan (the Second Formation Loan) during the offering period will be repaid in annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997. Upon the completion of the offering, the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering terminates. As of, December 31, 1997, the Partnership, in connection with the Second Formation Loan, had lent $435,895 to Redwood Mortgage from the offering proceeds to pay sales commissions.

     The General Partners may accept unsolicited orders for Units directly from an Investor who did not utilize the services of a Participating Broker Dealer, but instead utilized the services of a registered investment advisor. In connection with such sales, Redwood Mortgage will pay to the Partnership, an amount equal to the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage to the account of the Investor who placed the unsolicited order.

     Investors who acquire Units directly from the Partnership will have the election, in their subscription document, to authorize the Partnership to pay their registered investment advisor an estimated quarterly amount of no more than 2% annually of the Investor's Capital Account that would otherwise be paid to the Investor as Periodic Cash Distributions or compounded as Earnings ("Client Fees"). In the event that the Investor has elected to compound Earnings, then the amount of the Earnings reinvested by such Investor will be reduced by an amount equal to the amount of the Client Fees paid. Thus, the amount of the Periodic Cash Distributions paid or the amount of Earnings compounded will be less for investors who elect to pay Client Fees through the Partnership. The authorization to pay Client Fees is solely at the election of the Investor and is not a requirement of investment.

     All Client Fees paid will be paid from those amounts that would otherwise be paid to the Investor or compounded in his capital account. The payment of all Client Fees is noncumulative and subject to the availability of sufficient Earnings in the Capital Account of the Investor to make such payments. In no event will any such fees be paid by the Partnership as sales commissions or other compensation. The Partnership is merely agreeing to pay to the registered investment advisor, as an administrative convenience to the Investor, those amounts that would otherwise be paid to the Investor. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional one-half percent (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     All registered investment advisors will represent and warrant to the Partnership that, among other things, that the investment in the Units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidity and marketability of Units, and that if he is affiliated with an NASD registered broker or dealer, that all Client Fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.


     4. Terms of the Offering. As of October 31, 1996, the initial offering of $15,000,000 of limited partnership units was closed. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. The General Partners elected in September, 1996, to continue the offering of Units. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership. As of December 31, 1997, the Partnership had received a total of $5,557,659 in new subscriptions in connection with its second offering. The aggregate combined subscriptions total $20,489,676.

     5. Compensation of General Partners. For the period from inception to December 31, 1997, the General Partners and their Affiliates have received the following compensation. (See, section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").


       (a) Compensation of General Partners and Affiliates by Partnership.

------------------------------------------------------------------- ------------
Entity Receiving         Description of Compensation                     Amount
Compensation
------------------------------------------------------------------- ------------

Redwood Mortgage    Mortgage Servicing Fee for Servicing
                          Mortgage Investments                         $465,688
--------------------- -------------------------------------------- ------------

General Partner    Asset Management Fee for managing assets             $59,704
------------------------------------------------------------------ ------------

General Partner  1% interest in profits, losses and distributions
                  of cash available for distribution                    $39,356
--------------------- --------------------------------------------- ------------

     (b) Fees Paid by Borrowers on Mortgage  Investments  to  Affiliates  of the
                               General Partners.

----------------------------------------------------------------- ------------
Entity Receiving      Description of Compensation                        Amount
Compensation
--------------------- -------------------------------------------- ------------

Redwood Mortgage     Mortgage Brokerage Commission for services in
                    connection with review, selection, evaluation.   $1,883,329

--------------------- --------------------------------------------- ------------

Redwood Mortgage   Processing and Escrow Fees for services in
                   connection with notary, document preparation, credit
                    investigation and escrow fees.                      $45,244

--------------------- ----------------------------------------------------------

     6. Description of Open Mortgage Investments For The Partnership As Of December 31, 1997. As ofDecember 31, 1997, the Partnership had outstanding fifty five(55) Mortgage Investments with a principal outstanding balance totalling $25,304,989. The original amount of the outstanding Mortgage Investments was $28,678,280. The following chart summarizes the original principal amounts and characteristics of Mortgage Investments made by the Partnership up through December 31, 1997.


                                                      Amount of Mortgage     Appraised
                     1st Mort. at     2nd Mort. At      Investment at         Value at      Loan to Value
County                 Funding          Funding            Funding            Funding      Ratio at Funding
------------------ ----------------- --------------- --------------------- --------------- -----------------

Single Family Residences (county)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
San Francisco 2     $     266,462                 0      $       39,000       $   411,000            74.32%
Contra Costa 2            255,604                 0              62,500           452,500            70.30%
Santa Clara 2             574,306                 0              98,969           968,400            69.52%
Contra Costa 1                  0                 0              50,000            75,158            66.53%
San Mateo 3               111,952            16,000              46,400           238,000            73.26%
Sonoma 2                   87,236                 0              65,000           250,611            60.75%
Santa Clara 2             351,366                 0             100,000           663,333            68.05%
El Dorado 2                37,236                 0             130,000           244,361            68.44%
San Mateo 1                     0                 0             130,000           175,484            74.08%
San Francisco 1                 0                 0              65,000           195,000            33.33%
San Mateo 1                     0                 0             196,800           319,000            61.69%
San Francisco 1                 0                 0              70,125           100,179            70.00%
Alameda 1                       0                 0             300,000           477,499            62.83%
Sonoma 2                   63,244                 0              93,400           210,000            74.59%
San Mateo 2               166,610                 0             100,000           470,000            56.73%
Alameda 2                 163,709                 0              50,000           340,000            62.86%
Alameda 1                       0                 0              60,000           136,000            44.12%
Santa Clara 2             578,690                 0             250,000         1,160,000            71.44%
San Mateo 2               220,349                 0              40,000           325,000            80.11%
San Mateo 2               346,881                 0             215,000           700,000            80.27%
San Mateo 1                     0                 0             132,000           165,000            80.00%
San Mateo 2               132,000                 0              50,000           320,000            56.88%
San Mateo 2               139,663                 0              65,000           290,000            70.57%
San Mateo 2                44,605                 0              40,000           455,000            18.59%
San Francisco 2           820,713                 0             175,000         1,422,000            70.02%
San Francisco 1                 0                 0             171,974           395,000            43.54%
San Francisco 2         1,060,486                 0             325,000         2,000,000            69.27%
Sonoma 1                        0                 0             151,875           202,500            75.00%
Monterey 1                      0                 0             245,000           350,000            70.00%
San Mateo 2               259,886                 0              80,000           430,000            79.04%
Marin 2                   195,062                 0              50,000           455,000            53.86%
Alameda 2                  74,551                 0              66,000           265,000            53.04%
Santa Clara 2             201,638                 0             293,000           715,000            69.18%
Stanislaus 1                    0                 0              50,000           130,000            38.46%
San Francisco 2           395,597                 0             250,000         1,075,000            60.06%
Marin 1                         0                 0             770,000         1,650,000            46.67%
San Mateo 1                     0                 0             225,000           370,000            60.81%
Alameda 1                       0                 0              59,000           112,500            52.44%
San Mateo 1                     0                 0             300,000           400,000            75.00%
San Mateo 3               346,092           215,000              58,500           837,500            73.98%
San Francisco 1                 0                 0             105,000           140,000            75.00%
San Francisco 2           150,301                 0             125,000           455,000            60.51%
San Mateo 1                     0                 0             530,000           730,000            72.60%
San Mateo 1                     0                 0             325,000           460,000            70.65%
Marin 1                         0                 0             910,000           186,000            48.92%
Mendocino 1                     0                 0             125,000           660,000            18.94%
San Mateo 1                     0                 0              65,000           165,000            39.39%
San Mateo 2               372,417                 0             445,000         1,095,000            74.65%


                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Single Family  Residences  (county)
(continued)

------------------------------------ -------- -------- ----------------- ----------------- -----------------

Contra Costa 1                    0                 0            37,500            50,000            75.00%
San Francisco 1                   0                 0           420,000           580,000            72.41%
Alameda 2                   262,342                 0            50,000           405,000            77.12%
Marin 2                     910,000                 0           120,000         1,860,000            55.38%
San Francisco 1                   0                 0           390,000           565,000            69.03%
Monterey 2                  350,668                 0           700,000         1,570,000            60.55%
San Francisco 1                   0                 0           579,300           800,000            72.41%
San Francisco 2             579,300                 0         1,320,000         2,450,000            77.52%
San Francisco 2             210,000                 0           561,750         1,102,500            70.00%
San Mateo 1                       0                 0           250,000           435,000            57.47%
San Francisco 1                   0                 0         2,400,000         3,403,034            70.53%
Marin 1                           0                 0         1,300,000         1,770,000            73.45%
Alameda 1                         0                 0           690,000         1,249,500            55.22%
------------------ ----------------- ----------------- ----------------- ----------------- -----------------




                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Multiple  Units
------------------------------------ -------- -------- ----------------- ----------------- -----------------
------------------ ----------------- ----------------- ----------------- ----------------- -----------------
Contra Costa 2        $   2,638,835                 0           662,000         4,829,023            68.35%
San Joaquin 2               713,917                 0           200,000         1,270,000            71.96%
Contra Costa 2              775,649                 0           350,000         2,030,000            55.45%
San Francisco 1                   0                 0           400,000           583,333            68.57%
Alameda 2                   308,000                 0            13,000           510,000            62.94%
San Francisco 1                   0                 0           200,000           450,000            44.44%
San Joaquin 2             1,773,424                 0           385,000         3,132,500            68.90%
San Mateo 1                       0                 0           425,000           900,000            47.22%
San Francisco 1                   0                 0           883,750         1,932,500            45.73%
San Francisco 2             883,750                 0         1,427,500         3,225,000            71.67%
Alameda 2                 6,714,769                 0         1,800,000        11,780,270            72.28%
San Mateo 1                       0                 0           945,000         1,450,000            65.17%
San Mateo 1                       0                 0         2,200,000         3,470,000            63.40%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------


                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Commercial Properties (County)

------------------------------------ -------- -------- ----------------- ----------------- -----------------

Alameda 2             $     343,536                 0           114,000           640,000            71.49%
San Francisco 2             295,872                 0            99,000           607,895            64.96%
Merced 1                          0                 0            45,000           175,000            25.71%
Alameda 1                         0                 0            82,500           130,000            63.46%
Sacramento 2                846,019                 0            67,500         1,343,500            68.00%
San Francisco 2              11,864                 0           200,000           428,333            49.62%
Alameda 1                         0                 0           192,500           256,667            75.00%
Santa Clara 1                     0                 0           390,000           585,000            66.67%
Tuolumne 1                        0                 0            99,724           285,714            34.90%
San Mateo 1                       0                 0           280,000           480,000            58.33%
San Mateo 2               4,128,000                 0           600,000         6,960,000            67.93%
Alameda 1                         0                 0           310,000           730,000            42.47%
Santa Clara 2               112,643                             500,000           980,000            62.51%
Santa Clara 1                     0                 0            50,000           191,111            26.16%
Santa Barbara 1                   0                 0           425,000           850,000            50.00%
San Mateo 2               1,450,000                 0           250,000         3,179,000            53.48%
Nevada 1                          0                 0            59,500            85,000            70.00%
San Mateo 1                       0                 0           225,000           399,706            56.29%
Alameda 1                         0                 0           410,000           700,000            58.57%
Santa Clara 1                     0                 0            50,000           191,111            26.16%
Fresno 1                          0                 0           130,000           225,000            57.78%
San Mateo 2               1,500,000                 0           375,000         2,725,000            68.81%
Alameda 2                   290,711                 0            60,000           610,000            57.49%
Santa Clara 3             5,188,689            70,458           950,000         8,130,417            76.37%
San Joaquin 1                     0                 0           320,000           570,000            56.14%
Contra Costa 1                    0                 0           104,000           190,000            54.74%
San Mateo 1                       0                 0           700,000         2,550,000            27.45%
Santa Clara 2             5,492,794                 0           955,000         8,665,033            74.41%
San Mateo 1                       0                 0            75,000           265,000            28.30%
Santa Clara 2             5,492,788                 0           955,000         9,665,032            74.41%
San Luis Obispo 3           214,088           360,000           300,000         1,968,000            44.42%
Santa Clara 2             6,000,000                 0           800,000         8,650,000            78.61%
San Mateo 2                  74,754                 0            65,000           265,000            52.74%
San Francisco 1                   0                 0           975,000         1,950,000            50.00%
Santa Clara 2               468,000                 0            18,000           585,000            83.08%
Stanislaus 2                273,795                 0         1,450,000         4,829,613            35.69%
San Francisco 1                   0                 0           700,000         2,100,000            33.33%
San Mateo 1                       0                 0           370,000           495,000            74.75%
Alameda 1                         0                 0         2,100,000         4,500,000            46.67%
San Mateo 1                       0                 0           400,000           600,000            66.67%
San Francisco 1                   0                 0         1,350,000         2,432,500            55.50%
San Francisco 1                   0                 0           150,000         1,440,000            10.42%
San Francisco 1                   0                 0           325,000           595,000            54.62%
Solano 1                          0                 0           480,000         1,885,000            25.46%
Alameda 2                   156,750                 0           169,555           568,125            57.43%
San Francisco 3             972,234           885,000            50,000         2,750,000            69.35%
San Francisco 2             973,900                 0           885,000         2,750,000            67.60%
Alameda 1                         0                 0         1,075,000         1,440,094            74.65%
-------------------- --------------- ----------------- ----------------- ----------------- -----------------


1        Indicates a First Deed of Trust on the property.
2        Indicates a Second Deed of Trust on the property.
3        Indicates a Third Deed of Trust on the property.

         MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


     On December 31, 1997, the Partnership was in the offering stage of its second offering of ($30,000,000). Contributed capital from Limited Partners totalled $14,932,017 for the first offering and $5,557,659 for the second offering with an aggregate of $20,489,676. Of this amount, $0 remained in applicant status. Accordingly, together with initial approved offering of $15,000,000 the Partnership has approval for an aggregate offering of $45,000,000 in Units of $100 each.

     At December 31, 1997, the Partnerships Mortgage Investments outstanding totalled $25,304,989. The primary reason for an increase in Mortgage Investments Outstanding from $6,484,707 in 1994, to $12,047,252 in 1995, to $15,642,990 in
1996, and to $25,304,989 was the additional  capital admitted to the Partnership
through  sale  of  Limited  Partnership  Units.   Additional  Partners  Capital
contributions totalled $4,508,824, $3,834,799, $3,863,536 and $5,565,372 and the
reinvestment of earnings by partners who have elected to reinvest earnings have totalled $239,956, $524,988, $800,218 and $1,119,465 for the years ended
December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, respectively. To a lesser extent, Mortgage Investments outstanding have also increased through the utilization of the Partnerships line of credit. The effect of more outstanding Mortgage Investments raised the interest earned on Mortgage Investments for the years ended December 31, 1994, 1995, 1996 and 1997, to $480,110, $1,031,029, $1,718,208 and $2,613,008 respectively. Interest rates on Mortgage Investments ranged from 8.00% to 14.00%. The Partnership began funding Mortgage Investments on April 14, 1993 and as of December 31, 1997, distributed earnings at an average annualized yield of 8.36%.

     Currently, mortgage interest rates have decreased from those prevalent at the inception of the Partnership. New loans will be originated at these lower interest rates which will reduce the average return across the entire Mortgage Investment portfolio held by the Partnership. In the future, interest rates likely will change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. Although the rates charged by the Partnership are influenced by the level of interest rates in the market, the General Partners do not anticipate that rates charged by the Partnership to its borrowers will change significantly from the beginning of 1997 over the next 12 months. Based upon the rates payable in connection with the existing Mortgage Investments, the current and anticipated interest rates to be charged by the Partnership and the General Partners experience, the General Partners anticipate that the annualized yield will range between eight & nine percent (8% - 9%).

     During 1994, the Partnership did not have a credit line; therefore Interest on Note Payable-Bank was -0-. In 1995, the Partnership established a line of credit with a commercial bank secured by its Mortgage Investments and has increased the limit from $3,000,000 to $6,000,000. For the years ended 1995, 1996 and December 31, 1997, interest on Note Payable-Bank was $25,889, $188,635 and $340,633 respectively. The primary reason for this increase during 1996, was that the Partnership did not have access to the credit facility until September, 1995. For 1997, the increase in interest on notes payable-Bank has been attributed to a higher overall credit facility utilization. Currently, the Partnership has borrowed $5,640,000 at an interest rate of prime + 1/2%. This facility could increase as the Partnerships capital increases. This added source of funds will help in maximizing the Partnership yield by allowing the Partnership to minimize the amount of funds in lower yield investment accounts when appropriate Mortgage Investments are not currently available. Additionally, the Mortgage Investments made by the Partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit, the amount to be retained by the Partnership, after payment of the line of credit cost, will be greater than without the use of the line of credit. As of December 31, 1997, the balance remained at $5,640,000 and in accordance with the line of credit, the Partnership paid all accrued interest as of that date.

     The Partnerships income and expenses, accruals and delinquencies are within the normal range of the General Partners expectations, based upon their experience in managing similar partnerships over the last twenty years. Borrowers foreclosures, as set forth under Results of Operations, are a normal aspect of Partnership operations and the General Partners anticipate that they will not have a material effect on liquidity. Cash is constantly being generated from interest earnings, late charges, pre-payment penalties, amortization of principal and pay-off on Mortgage Investments. Currently, cash flow exceeds Partnership expenses and earnings payout requirements. As Mortgage Investment opportunities become available, excess cash and available funds are invested in new Mortgage Investments.

     The General Partners regularly review the Mortgage Investments portfolio, examining the status of delinquencies, the underlying collateral securing these Mortgage Investments, borrowers payment records, etc. Data from the local real estate market and of the national and local economy are reviewed. Based upon this information and other data, loss reserves are increased or decreased. In 1995, 1996, and 1997, the Partnership made provisions for doubtful accounts of $26,032, $55,383, and $139,804, respectively. These provisions for doubtful accounts were made primarily as a prudent action to guard against unidentified collection losses. The provision for doubtful accounts as of December 31, 1997, of $257,500 is considered by the General Partners to be adequate. Because of the number of variables involved, the magnitude of the swings possible and the General Partners inability to control many of these factors actual results may and do sometimes differ significantly from estimates made by the General Partners.

     Its now clear the Northern California recession reached bottom in 1993. Since then, the California economy has been improving, slowly at first, but now, more vigorously. This improvement is reflected in increasing property values, in job growth, personal income growth, etc., which all translates into more loan activity, which of course, is healthy for lending activity.

     At the time of subscription to the Partnership, Limited Partners make an irrevocable decision to either take distributions of earnings monthly, quarterly or annually or to compound earnings in their capital account. For the years ended December 31, 1995, December 31, 1996, and December 31, 1997, the Partnership made distributions of earnings to Limited Partners after allocation of syndication costs of, $303,477, $418,380 and $495,480 respectively. Distribution of Earnings to Limited Partners after allocation of syndication costs for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, to Limited Partners capital accounts and not withdrawn was $524,988, $800,218 and $1,119,465 respectively. As of December 31, 1995, December 31, 1996 and December 31, 1997, Limited Partners electing to withdraw earnings represented 40%, 34% and 30% respectively of the Limited Partners outstanding capital accounts. The decreases in percentage of Limited Partners electing to withdraw earnings is due to an increase in percent of new Limited Partners choosing to compound earnings and the dilution effect occurring when compounding Limited Partners capital accounts grow through earnings reinvestment compared to Limited Partners that have chosen to liquidate earnings.

     The Partnership also allows the Limited Partners to withdraw their capital account subject to certain limitations (see liquidation provisions of Partnership Agreement). Once a Limited Partners initial five year hold period has passed the General Partners expect to see an increase in liquidations due to the ability of Limited Partners to withdraw without penalty. This ability to withdraw five years after a Limited Partners investment has the effect of providing Limited Partner liquidity which the General Partners then expect a portion of the Limited Partners to avail themselves of. This has the anticipated effect of the Partnership growing, primarily through reinvestment of earnings in years one through five. The General Partners expect to see increasing numbers of Limited Partner withdrawals in years five through eleven, at which time the bulk of those Limited Partners who have sought withdrawal have been liquidated. After year eleven, liquidation generally subsides and the Partnership capital again tends to increase through earnings reinvestment. Since the five year hold period has yet to expire, as of December 31, 1997, Limited Partners may not as yet avail themselves of this provision for liquidation. Additionally, Limited Partners may withdraw over a period of one year subject to certain limitations and penalties. For the years ended December 31, 1995, December 31, 1996, and December 31, 1997, $5,640, $146,755 and $132,619 respectively were liquidated subject to the 10% penalty for early withdrawal. These withdrawals are within the normally anticipated range that the General Partners would expect in their experience in this and other partnerships. The General Partners expect that a small percentage of Limited Partners will elect to liquidate their capital accounts over one year with a 10% early withdrawal penalty. In originally conceiving the Partnership, the General Partners wanted to provide Limited Partners needing their capital returned a degree of liquidity. Generally, Limited Partners electing to withdraw over one year need to liquidate investment to raise cash. The trend the Partnership is experiencing in withdrawals by Limited Partners electing a one year liquidation program represents a small percentage of Limited Partner capital as of December 31, 1995, December 31, 1996 and December 31, 1997, respectively and is expected by the General Partners to commonly occur at these levels.

     8. Experts. The Financial Statements of the Partnership as of December 31, 1997, and of the Corporate General Partner, Gymno Corporation, as of December 31, 1997, included herein, have been examined by Parodi & Cropper, independent certified public accountants as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and authority of such firm as experts in accounting and auditing. Financial Statements of the Partnership as of December 31, 1997, are audited. (see section of the Prospectus entitled Managements Discussion and Analysis of Financial Condition and Results of Operation).

     9. Prior Program Mortgage Investments and Prior Program Mortgage Investments Summaries. Tables I and II of the Prior Performance Tables set forth in Appendix I of the Prospectus have been updated to provide information as of December 31, 1997, and are included on the following pages of this Supplement as Attachment I. The Prior Program Mortgage Investments Summaries set forth on pages 42 and 43 have been updated to provide information as of December 31, 1997, and are attached to this Supplement No. 3 as Attachment II.


     10. Geographic Area of Lending Activity: The Partnership will invest in Deeds of Trust secured by property located in California. The General Partners anticipate that approximately 75% of the Partnerships Mortgage Investments will be secured by Deeds of Trust on properties located in the San Francisco Bay Area. (The counties composing the San Francisco Bay Area are San Francisco County, San Mateo County, Santa Clara County, Marin County, Alameda County and Contra Costa County). As of 12/31/97, 84.4% of the Partnership's Mortgage Investments are secured by Deeds of Trust on properties in the San Francisco Bay Area. The remaining Mortgage Investments are located in California. The economy of a lending area is an important factor in protecting real estate value. The San Francisco Bay Area has an aggregate population of over 3.5 million people, a broad diversified economic base, an expanding working population and a minimum of buildable sites. The General Partners believe these factors contribute to a more stable market for real estate. Although the general real estate market in California like most of the country, suffered a decline in property values during the early 1990s, the California real estate property values have improved somewhat beginning in 1995. The General Partners believe the strength of the California economy especially in the Bay Area, will continue to protect real estate values over the longer term.


     Over the last 30 months the number of seriously delinquent mortgages, that is, mortgages more than 90 days past due, reported by many of the largest California lenders has decreased. This decrease indicates, as predicted by the General Partners, that the California economy, especially Northern California, is improving.

     The Federal Reserve Bank of San Francisco has recently reported an increased demand for business credit. Over the last thirty months large banks in California have reported an increase in demand for business loans from middle market borrowers for inventory financing and investment purposes. Smaller banks are also reporting an increase in demand for business loans. Commercial and consumer loan growth rates in California exceeded last years. This increase in consumer and business loans reflects increased business activity, an improving economy and increased confidence among employers.

     This increased  confidence and business activity has also been reflected in
the  real  estate  market.   Real  estate  loans   outstanding   exceeded  their
year-earlier levels, marking this the third positive year-over-year increase.

                                  ATTACHMENT I
                                       to
                      SUPPLEMENT NO. 4 DATED APRIL 24, 1998


                        UPDATED PRIOR PERFORMANCE TABLES


     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General
Partners all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a
Partner's capital account for additional Mortgage Investments; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII, and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the Partnership's Loan Servicing Fees may be slightly higher and interest earned on the Mortgage Investments made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.


         The updated tables consist of:

         Table I           Experience in Raising and Investing Funds.

         Table II          Compensation to General Partners and Affiliates.

         Table III         Operating Results of Prior Limited Partnerships.

         Table V           Payment of Mortgage Investments.

     Persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables also include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Loans of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                        Definitions and Glossary of Terms

The following terms used in the Tables have the following meanings:

"Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

"GAAP" shall mean generally accepted accounting principles.

"Months to Invest 90% of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial Partnership Loans.

               The following is a brief description of the Tables:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS


     Table I summarizes, as a percentage basis, all funds through December 31, 1997 for partnerships which completed funding during the three (3) years ending on such date.


TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES


     Table II summarizes the compensation paid the General Partners and Affiliates by those partnership which completed their offering during the three
(3) years ended December 31, 1997.


TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


     Table III summarizes the annual operating results through December 31, 1997 for partnerships which closed their offering during the ten (10) years ending December 31, 1997.


TABLE V - PAYMENT OF MORTGAGE INVESTMENTS


     Table V presents information on the payment of the partnership Mortgage Investments within the three (3) years ending December 31, 1997.


     Some of the Mortgage Investments are fractionalized and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                               RMI VII
                                                        ---------------
Dollar Amount Offered                                      $12,000,000
Dollar Amount Raised                                       $11,998,359
Percentage of Amount Raised                                    100.00%
Less Offering Expenses:
     Organization Expense                                        3.55%
Percentage Available for Investment
       Net of Offering Expenses                                 96.45%
     Mortgage   Investments   Funded   from   Offering
Proceeds
       Secured by Deeds of Trust                                86.85%
     Formation Loan (1):                                         7.62%
     Selling Commissions Paid to Non-Affiliates                  1.00%
     Selling Commissions Paid to Affiliates                          0
     Mortgage Investments Commitments (2):                           0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                  0
     Funds Available for Future Commitments                          0
     Reserve                                                     0.98%
                                                        ===============
Total                                                           96.45%
                                                        ===============




Date Offering Commenced                                       10/20/89
Length of Offering                                           36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                               38 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~



                                                                    RMI VI
                                                             --------------
Dollar Amount Offered                                          $12,000,000
Dollar Amount Raised                                           $ 9,772,594
Percentage of Amount Raised                                        100.00%
Less Offering Expenses:
     Organization Expense                                            2.63%
     Selling Commissions Paid to Non-Affiliates                      1.00%
     Selling Commissions Paid to Affiliates                              0
Percentage Available for Investment,
       Net of Offering Expenses                                     96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                           86.04%
     Formation Loan (1):                                             6.27%
     Mortgage Investment Commitments                                     0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                   0
     Funds Available for Future
       Commitments                                                   1.06%
     Reserve                                                         3.00%
                                                             ==============
Total                                                               96.37%
                                                             ==============





Date Offering Commenced                                           09/03/87
Length of Offering                                               24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)             25 months



                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)


                                                                                   RMI VII
                                                                             --------------
Date Offering Commenced                                                           10/20/89
Dollar Amount Raised                                                           $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan
         Processing Fees                                                                 0
       Reimbursement of Expenses, at Cost                                           86,082
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
          Points (1)                                                            $1,670,280
          Processing Fees (1)                                                       48,836
          Other (1)                                                                  7,345
Dollar Amount of Cash Generated from Operations Before Deducting from
       Payments to General Partners and Affiliates:                             10,358,271
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                  53,246
       Earnings Distribution                                                        61,829
       Mortgage Servicing Fee                                                      383,000
     Late Charges                                                                        0
       Reimbursement of Expenses, at Cost                                          185,430
     Prepayment Fee                                                                      0


 (1)  These sums were paid by borrowers of Partnership funds, and were  not expenses of the Partnership.


                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    RMI VI
                                                                             --------------
Date Offering Commenced                                                            9/03/87
Dollar Amount Raised                                                           $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan Processing Fees                                          0
       Reimbursement of Expenses, at Cost                                          103,708
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
     Points (1)                                                                 $1,470,079
     Processing Fees (1)                                                            59,948
     Other (1)                                                                       8,181
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                                 $13,283,392
Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees                                                   $74,296
     Earnings Fee                                                                   78,249
     Mortgage Servicing Fee                                                        599,452
     Reimbursement of Expenses, at Cost                                            245,566


(1)  These sums were paid by borrowers of Partnership funds, and were not expenses of the Partnerships.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------
                                                    5 days in December 1989

Gross Revenues                                                        $1,682        $238,949        $759,828
Less: General Partners' Mgmt Fee                                           0           4,795           7,506
  Mortgage Servicing Fee                                                   0          14,172          42,177
  Administrative Expenses                                                191           5,304          36,595
  Provision for Uncollected Accts                                          0           3,000          19,398
  Amortization of Organization and Syndication Costs                       3             773             894
  Offering Period Interest Expense to Limited Partners                 1,241          14,616          23,114
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                       $247        $196,289        $630,144
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                           $247        $196,289        $630,144
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               28,696               0          13,531
Early Withdrawal Penalties Applied to Synd. Costs                          0               0             370
Increase in Applicant's Deposit                                      163,632          27,290         134,278
Increase in Partners' Capital                                        135,743       2,866,189       4,957,724
                                                                 ------------    ------------    ------------
Cash generated from Operations                                      $328,318      $3,089,768      $5,736,047
Use of Funds-Increase in Assets                                     $287,117      $2,720,557      $5,549,077
Reduction in Liabilities                                                   0          27,876               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                     188           5,094           9,379
  Investment Income Pd to LP's                                            52          58,001         228,039
  Return of Capital to LP's                                                0               0          10,893
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $40,961        $278,240       $(61,341)
Cash at the beginning of the year                                          0         $40,961        $319,201
Cash at the end of the year                                          $40,961        $319,201        $257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $1.46         $108.02         $102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $1.46         $102.99          $97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $0.38       $35.41(1)       $39.22(1)
  Capital (1)                                                              0               0           $1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                       $9.10         $119.03         $109.67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                     $8.33         $113.40         $104.83


NOTES:
(1)  Based upon year's average capital balances.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,468,593      $1,711,092      $1,489,882
Less: General Partners' Mgmt Fee                                      14,202          16,735          10,008
  Mortgage Servicing Fee                                              53,628          58,802               0
  Administrative Expenses                                             95,526         152,782          78,822
  Provision for Uncollected Accts                                    125,618         235,423         335,955
  Amortization of Organization and Syndication Costs                   2,016           2,016           2,016
  Offering Period Interest Expense to Limited Partners                13,361               0               0
  Interest Expense                                                    68,226         119,351         135,790
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $1,096,016      $1,125,983         927,291
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                     $1,096,016      $1,125,983        $927,291
Reduction in Assets                                                        0         883,182               0
Increase in Liabilities                                            1,999,649               0         956,846
Early Withdrawal Penalties Applied to Synd. Costs                      1,173           7,195          10,635
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      4,091,481               0               0
                                                                 ------------    ------------    ------------
Cash generated from Operations                                    $7,188,319      $2,016,360      $1,894,772
Use of Funds-Increase in Assets                                   $6,239,730             -0-      $1,316,184
Reduction in Liabilities                                                   0       1,032,580               0
Decrease in Applicant's Deposit                                      310,539               0               0
Offering Period Interest Expense to Limited Partners                   5,202               0               0
  Investment Income Pd to LP's                                       360,641         339,746         263,206
  Return of Capital to LP's                                          456,787         230,004         340,011
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (184,580)     $   414,030       $(24,629)
Cash at the beginning of the year                                $   257,860     $    73,280        $487,310
Cash at the end of the year                                                $     $   487,310        $462,681
                                                                      73,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $93.03          $80.06          $62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $89.27          $77.76          $61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $42.48          $26.43          $19.61
  Capital (1)                                                         $53.80          $17.89          $25.34
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $100.70          $92.76          $76.88
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $96.64          $89.52          $74.67


NOTES:
(1)  Based upon year's average capital balances.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                        1995            1996          1997
                                                                 ------------    ------------     --------------

Gross Revenues                                                    $1,483,881      $1,580,501         $1,623,863
Less: General Partners' Mgmt Fee                                           0               0                  0
  Mortgage Servicing Fee                                              33,394          97,268             83,559
  Administrative Expenses                                             66,371          76,875             80,614
  Provision for Uncollected Accts                                    306,779         419,437            434,495
  Amortization of Organization and Syndication Costs                   2,016             368                  0
  Offering Period Interest Expense to Limited Partners                     0               0                  0
  Interest Expense                                                   163,361         127,454            198,316
                                                                 ------------    ------------     --------------
Net Income (GAAP Basis) dist. to Limited Partners                    911,960         859,099            826,879
                                                                                 ------------     --------------
                                                                 ------------
Sources of Funds - Net Income                                       $911,960        $859,099            826,879
Reduction in Assets                                                        0       1,110,429                  0
Increase in Liabilities                                               63,206               0          1,081,907
Early Withdrawal Penalties Applied to Synd. Costs                      3,344               0                  0
Increase in Applicant's Deposit                                            0               0                  0
Increase in Partners' Capital -collection on Formation Loan                0               0             87,888
                                                                                 ------------     --------------
                                                                 ------------
Cash generated from Operations                                      $978,510      $1,969,528         $1,996,674
Use of Funds-Increase in Assets                                     $471,434               0            610,362
Reduction in Liabilities                                                   0         670,402                  0
Decrease in Applicant's Deposit                                            0               0                  0
Offering Period Interest Expense to Limited Partners                       0               0                  0
  Investment Income Pd to LP's                                       270,760         336,341            407,648
  Return of Capital to LP's                                          184,157         722,536          1,212,916
                                                                 ------------    ------------     --------------
Net Increase (Decrease) in Cash                                      $52,159        $240,249         $(234,252)
Cash at the beginning of the year                                   $462,681        $514,840           $755,089
Cash at the end of the year                                         $514,840        $755,089            520,837
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $60.01          $60.22             $61.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $58.43          $58.62             $59.38
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $19.69          $23.66             $30.01
  Capital (1)                                                         $13.39          $50.83             $89.28
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $65.75          $63.24             $75.49
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $64.01          $61.86             $73.81


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1987         1988(2)            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                       $35,485        $600,194      $1,284,180
Less: General Partners' Mgmt Fee                                         833          15,726               0
  Mortgage Servicing Fee                                               2,659          46,393          90,434
  Administrative Expenses                                                494          19,837          53,083
  Provision for Uncollected Accts                                          0               0          50,631
  Amortization of Organization and Syndication Costs                     102           2,196           2,952
  Offering Period Interest Expense to Limited Partners                 8,072          44,871          18,976
  Interest Expense                                                         0               0         108,883
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $   23,325      $  471,171      $  959,221
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $   23,325      $  471,171      $  959,221
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               44,060               0       1,580,600
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                    1,114,238               0               0
Increase in Partners' Capital                                      1,158,336       5,811,540       2,537,274
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $2,339,959      $6,282,711      $5,077,095
Use of Funds-Increase in Assets                                   $1,342,112      $5,836,269      $4,438,494
Reduction in Liabilities                                                   0          37,472               0
Decrease in Applicant's Deposit                                            0         567,520         546,718
Offering Period Interest Expense to Limited Partners                   1,585          16,691           9,802
  Investment Income Pd to LP's                                         7,864         144,038         326,195
  Return of Capital to LP's                                                0               0           8,369
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $988,398      $(319,279)      $(252,483)
Cash at the beginning of the year                                          0        $988,398        $669,119
Cash at the end of the year                                         $988,398        $669,119        $416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $24.33         $101.64         $100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $20.78          $97.18          $96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                       $18.41(1)       $29.19(1)       $44.76(1)
  Capital (1)                                                              0               0           $1.15
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $26.07         $109.34         $107.58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $22.50         $104.50         $102.92


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,527,697      $1,587,354      $1,661,779
Less: General Partners' Mgmt Fee                                       3,496          14,489          15,287
  Mortgage Servicing Fee                                             105,405          54,390          79,326
  Administrative Expenses                                            113,610          76,692          93,282
  Provision for Uncollected Accts                                     13,687         174,290         266,786
  Amortization of Organization and Syndication Costs                   3,167           3,167           3,166
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   154,187         142,442         145,395
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $1,134,145      $1,121,884      $1,058,537
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $1,134,145      $1,121,884      $1,058,537
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0               0       1,401,613
Early Withdrawal Penalties Applied to Synd. Costs                      3,813           1,345           5,518
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,137,958      $1,123,229      $2,465,668
Use of Funds-Increase in Assets                                     $500,209        $380,888      $2,073,362
Reduction in Liabilities                                             232,193         293,099               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       375,864         341,505         323,037
  Return of Capital to LP's                                          100,628          41,254         232,370
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(70,936)         $66,483      $(163,101)
Cash at the beginning of the year                                   $416,636        $345,700        $412,183
Cash at the end of the year                                         $345,700        $412,183        $249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                        $100.09          $93.40          $82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $95.75          $89.62          $79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $36.01          $30.74          $27.26
  Capital (1)                                                          $9.64           $3.71          $19.61
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $108.29          $99.00          $91.00
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                   $103.60          $95.00          $87.71


NOTES:
(1)  Based upon years initial capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,713,378      $1,391,088      $1,277,782
Less: General Partners' Mgmt Fee                                      15,523           8,942               0
  Mortgage Servicing Fee                                              94,306               0          42,056
  Administrative Expenses                                            123,473          59,346          59,656
  Provision for Uncollected Accts                                    420,583         472,967         344,807
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   161,705         185,131         212,915
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $897,788        $664,702        $618,348
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $897,788        $664,702        $618,348
Reduction in Assets                                                  676,847          18,749         749,375
Increase in Liabilities                                                    0         374,511               0
Early Withdrawal Penalties Applied to Synd. Costs                      3,700               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,578,335      $1,057,962      $1,367,723
Use of Funds-Increase in Assets                                            0               0               0
Reduction in Liabilities                                             498,663               0         335,500
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       377,712         303,014         303,098
  Return of Capital to LP's                                          528,737         729,449         892,953
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $173,223         $25,499      $(163,828)
Cash at the beginning of the year                                   $249,082        $422,305        $447,804
Cash at the end of the year                                         $422,305        $447,804        $283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $72.01          $54.95          $53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $69.74          $53.62          $51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $30.57          $24.53          $25.29
  Capital (1)                                                         $42.79          $59.06          $74.51
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $92.72          $49.87          $59.39
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $89.90          $48.66          $58.00


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.




                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                        1996               1997
                                                                 ------------     --------------

Gross Revenues                                                    $1,167,859         $1,036,596
Less: General Partners' Mgmt Fee                                           0                  0
  Mortgage Servicing Fee                                              44,565             39,918
  Administrative Expenses                                             64,273             65,813
  Provision for Uncollected Accts                                    312,684            268,101
  Amortization of Organization and Syndication Costs                       0                  0
  Offering Period Interest Expense to Limited Partners                     0                  0
  Interest Expense                                                   158,175            133,577
                                                                 ------------     --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $588,162           $529,187
                                                                                  --------------
                                                                 ------------
Sources of Funds - Net Income                                       $588,162           $529,187
Reduction in Assets                                                1,278,214          1,763,235
Increase in Liabilities                                                    0                  0
Early Withdrawal Penalties Applied to Synd. Costs                          0                  0
Increase in Applicant's Deposit                                            0                  0
Increase in Partners' Capital - Collection of Formation Loan               0             62,328
                                                                 ------------     --------------
Cash generated from Operations                                    $1,866,376         $2,354,750
Use of Funds-Increase in Assets                                            0                  0
Reduction in Liabilities                                             491,978            649,124
Decrease in Applicant's Deposit                                            0                  0
Offering Period Interest Expense to Limited Partners                       0                  0
  Investment Income Pd to LP's                                       294,678            257,670
  Return of Capital to LP's                                        1,183,099          1,297,410
                                                                 ------------     --------------
Net Increase (Decrease) in Cash                                   $(103,379)           $150,546
Cash at the beginning of the year                                   $283,976            180,597
Cash at the end of the year                                         $180,597            331,143
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53.50             $52.88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $52.23             $51.64
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $25.83             $24.79
  Capital (1)                                                        $103.72            $124.81
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $50.71             $30.48
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $49.72             $29.89


NOTES:
(1)  Based upon years initial capital balances
(2)  The offering terminated in September, 1989.




                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1986            1987            1988
                                                                 ------------    ------------    ------------
                                                              (1 month only)

Gross Revenues                                                       $20,794        $460,522        $627,223
Less: General Partners' Mgmt Fee                                         342           7,922           5,260
  Mortgage Servicing Fee                                               1,052          40,010          50,274
  Administrative Expenses                                                753          16,702          44,802
  Provision for Uncollected Accts                                      1,740               0          22,119
  Amortization of Organization and Syndication Costs                     271             502             606
  Offering Period Interest Expense to Limited Partners                 7,114          23,135               0
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                     $9,522        $372,251        $504,162
                                                                                 ------------    ------------
                                                                 ------------
 Sources of Funds - Net Income                                        $9,522        $372,251        $504,162
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                7,815               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      515,356               0               0
Increase in Partners' Capital                                      1,369,469       3,540,065               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,902,162      $3,912,316        $504,162
Use of Funds-Increase in Assets                                   $1,743,843      $2,842,678        $566,387
Reduction in Liabilities                                                   0           5,169             834
Decrease in Applicant's Deposit                                            0         515,356               0
Offering Period Interest Expense to Limited Partners                   1,790           9,119               0
  Investment Income Pd to LP's                                         2,962         137,682         178,902
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $153,567        $402,312      $(241,961)
Cash at the beginning of the year                                          0        $153,567        $555,879
Cash at the end of the year                                         $153,567        $555,879        $313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $110            $101             $95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $106             $96             $91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $26             $39             $35
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $114            $103             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $109             $99             $93


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $755,856        $775,058        $745,102
Less: General Partners' Mgmt Fee                                       9,395           7,323           7,487
  Mortgage Servicing Fee                                              47,501          57,395          29,117
  Administrative Expenses                                             46,129          46,319          67,569
  Provision for Uncollected Accts                                     63,984          51,770          61,411
  Amortization of Organization and Syndication Costs                     631             631             631
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    61,600          67,569          24,462
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $526,616        $544,051        $554,425
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $526,616        $544,051        $554,425
Reduction in Assets                                                        0         591,879          36,728
Increase in Liabilities                                              808,466               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0           8,003           4,658
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,335,082      $1,143,933     $   595,811
Use of Funds-Increase in Assets                                   $1,272,177               0               0
Reduction in Liabilities                                                   0         586,933          17,593
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       178,180         191,970         172,259
  Return of Capital to LP's                                           78,120         283,253         170,711
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(193,395)         $81,777        $235,248
Cash at the beginning of the year                                   $313,918        $120,523        $202,300
Cash at the end of the year                                         $120,523        $202,300        $437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $93             $94             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $89             $91             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $34             $30
  Capital (1)                                                            $14             $49             $29
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107            $106             $99
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $102            $101             $95


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $840,592        $826,774        $557,036
Less: General Partners' Mgmt Fee                                      14,746          12,084           2,333
  Mortgage Servicing Fee                                              42,526          42,609               0
  Administrative Expenses                                             59,495          80,006          39,594
  Provision for Uncollected Accts                                    114,162         141,059         140,499
  Amortization of Organization and Syndication Costs                     631             631             629
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    68,662          79,848          79,951
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $540,370        $470,537        $294,030
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $540,370        $470,537        $294,030
Reduction in Assets                                                        0         554,553         418,962
Increase in Liabilities                                              945,442               0           9,731
Early Withdrawal Penalties Applied to Synd. Costs                      1,833           1,617             634
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,487,645      $1,026,707        $723,357
Use of Funds-Increase in Assets                                   $1,389,730               0               0
Reduction in Liabilities                                                   0          62,234               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       179,048         233,928         139,550
  Return of Capital to LP's                                         $280,929        $546,248        $640,685
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(362,062)        $184,297       $(56,878)
Cash at the beginning of the year                                   $437,548         $75,486        $259,783
Cash at the end of the year                                          $75,486        $259,783        $202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $89             $77             $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $85             $75             $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $30             $38             $24
  Capital (1)                                                            $47             $89            $110
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $97             $93             $10
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $93             $90             $10


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                        1995            1996                1997
                                                                 ------------    ------------     ---------------

Gross Revenues                                                      $567,540        $419,823            $320,600
Less: General Partners' Mgmt Fee                                           0               0                   0
  Mortgage Servicing Fee                                                   0               0                   0
  Administrative Expenses                                             30,593          31,312              30,085
  Provision for Uncollected Accts                                    182,162          91,880              56,504
  Amortization of Organization and Syndication Costs                     627             741                   0
  Offering Period Interest Expense to Limited Partners                     0               0                   0
  Interest Expense                                                    95,941          77,789              53,466
                                                                 ------------    ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                   $258,217        $218,101            $180,545
                                                                                 ------------     ---------------
                                                                 ------------
Sources of Funds - Net Income                                        258,217         218,101             180,545
Reduction in Assets                                                  464,011       1,003,642           1,278,194
Increase in Liabilities                                                    0               0                   0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0                   0
Increase in Applicant's Deposit                                            0               0                   0
Increase in Partners' Capital                                              0               0              27,954
                                                                                 ------------
                                                                 ------------                     ---------------
Cash generated from Operations                                      $722,228      $1,221,743          $1,486,693
Use of Funds-Increase in Assets                                            0               0                   0
Reduction in Liabilities                                              69,000         337,607             627,326
Decrease in Applicant's Deposit                                            0               0                   0
Offering Period Interest Expense to Limited Partners                       0               0                   0
  Investment Income Pd to LP's                                       124,329         101,335              82,504
  Return of Capital to LP's                                          689,307         701,283             792,784
                                                                 ------------    ------------
                                                                                                  ---------------
Net Increase (Decrease) in Cash                                   $(160,408)         $81,518           $(15,921)
Cash at the beginning of the year                                   $202,905         $42,497            $124,015
Cash at the end of the year                                          $42,497        $124,015            $108,094
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $50             $48              $46.12
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $49             $47              $45.17
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $23             $21              $19.89
  Capital (1)                                                           $130            $147             $191.08
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $51             $48                 $58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $50             $47                 $57


NOTES:
(1)  Based upon years initial capital balances




                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1985            1986            1987
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,437        $870,719      $1,104,423
Less: General Partners' Mgmt Fee                                       5,253          21,185          30,732
  Mortgage Servicing Fee                                              11,375          44,077          93,423
  Administrative Expenses                                              3,384          49,905          66,321
  Provision for Uncollected Accts                                      7,441          22,830         (5,457)
  Amortization of Organization and Syndication Costs                   3,510          13,429           3,953
  Offering Period Interest Expense to Limited Partners                22,680          43,310               0
  Interest Expense                                                         0          35,242          94,461
                                                                 ------------    ------------    ------------
 Net Income (GAAP Basis) dist. to Limited Partners               $   182,794     $   640,741     $   820,990
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                    $   182,794     $   640,741     $   820,990
Reduction in Assets                                                        0               0         559,202
Increase in Liabilities                                                7,669       1,012,556               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      605,351               0               0
Increase in Partners' Capital                                      3,323,145       4,238,412               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $4,118,959      $5,891,709      $1,380,192
Use of Funds-Increase in Assets                                   $3,327,257      $5,131,576               0
Reduction in Liabilities                                                   0               0         277,205
Decrease in Applicant's Deposit                                            0         605,351               0
Offering Period Interest Expense to Limited Partners                  20,118          45,713               0
  Investment Income Pd to LP's                                        73,959         279,521         322,880
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $697,625      $(170,452)        $780,107
Cash at the beginning of the year                                          0        $697,625        $527,173
Cash at the end of the year                                         $697,625        $527,173      $1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $137            $120            $101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $126            $114             $97
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $28             $88            $ 41
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $138            $122            $104
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $128            $116            $100


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1997
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1988            1989            1990
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,129,031      $1,211,845      $1,277,106
Less: General Partners' Mgmt Fee                                      29,706          34,382          23,258
  Mortgage Servicing Fee                                              88,759          75,527          86,746
  Administrative Expenses                                             63,560          60,693          73,780
  Provision for Uncollected Accts                                     53,594          76,840          31,384
  Amortization of Organization and Syndication Costs                     405           1,974           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    85,230         121,043         160,574
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $807,777        $841,386        $899,389
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $807,777         841,386        $899,389
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0         506,746         567,797
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $807,777      $1,348,132      $1,467,186
Use of Funds-Increase in Assets                                   $1,346,774      $1,282,363        $826,609
Reduction in Liabilities                                             136,669               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       290,113         259,531         293,775
  Return of Capital to LP's                                                0             353          94,721
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (965,779)      $(194,115)        $252,081
Cash at the beginning of the year                                 $1,307,280        $341,501        $147,386
Cash at the end of the year                                         $341,501        $147,386        $399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $93             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $91             $89             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $35             $29             $31
  Capital (1)                                                              0               0             $10
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $94            $101             $94
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $90             $97             $90


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1991            1992            1993
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,261,526      $1,329,074      $1,186,369
Less: General Partners' Mgmt Fee                                      12,644           6,306          12,315
  Mortgage Servicing Fee                                                   0          44,638          71,037
  Administrative Expenses                                             90,490          70,546          62,545
  Provision for Uncollected Accts                                    165,786         295,550         367,250
  Amortization of Organization and Syndication Costs                   1,975           1,975           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   118,355         122,990               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $872,276        $787,069        $671,247
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $872,276        $787,069        $671,247
Reduction in Assets                                                        0       1,548,510         607,766
Increase in Liabilities                                                3,732               0               0
Early Withdrawal Penalties Applied to Synd. Costs                      2,329             958             118
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $878,337      $2,336,537      $1,279,131
Use of Funds-Increase in Assets                                     $103,300               0               0
Reduction in Liabilities                                                   0       1,670,953           9,828
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       327,082         331,750         292,590
  Return of Capital to LP's                                          454,911         613,524         742,194
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $(6,956)      $(279,690)        $234,519
Cash at the beginning of the year                                   $399,467        $392,511        $112,822
Cash at the end of the year                                         $392,511        $112,821        $347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $87             $79             $68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $84             $76             $66
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $33             $30
  Capital (1)                                                            $45             $61             $75
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $87             $90             $82
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $83             $87             $79


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1994            1995            1996
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $994,076      $1,016,152        $954,899
Less: General Partners' Mgmt Fee                                      11,687          10,959          10,309
  Mortgage Servicing Fee                                              88,072          73,032          46,809
  Administrative Expenses                                             56,734          54,789          57,868
  Provision for Uncollected Accts                                    243,856         189,026         218,317
  Amortization of Organization and Syndication Costs                   1,975           1,241               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                     9,585         139,708         123,308
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $582,167        $547,397        $498,288
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $582,167        $547,397        $498,288
Reduction in Assets                                                        0               0       1,016,682
Increase in Liabilities                                            1,111,875         396,156               0
Early Withdrawal Penalties Applied to Synd. Costs                      1,400               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,695,442        $943,553      $1,514,970
Use of Funds-Increase in Assets                                     $520,319         $74,528              $0
Reduction in Liabilities                                                   0               0         309,097
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       261,074         233,353         212,280
  Return of Capital to LP's                                          907,454         864,922         728,553
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                       $6,595      $(229,250)        $265,040
Cash at the beginning of the year                                   $347,341        $353,936        $124,686
Cash at the end of the year                                         $353,936        $124,686        $389,726
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $62             $63             $61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $60             $61             $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $26             $25
  Capital (1)                                                            $95             $97             $87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $44             $67             $62
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $43             $66             $60


NOTES:
(1)  Based upon years initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI IV
                            (AS OF DECEMBER 31, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                     1997
                                                            --------------

Gross Revenues                                                   $947,233
Less: General Partners' Mgmt Fee                                    9,803
  Mortgage Servicing Fee                                           53,475
  Administrative Expenses                                          47,083
  Provision for Uncollected Accts                                 237,122
  Amortization of Organization and Syndication Costs                    0
  Offering Period Interest Expense to Limited Partners                  0
  Interest Expense                                                127,795
                                                            --------------
Net Income (GAAP Basis) dist. to Limited Partners                $471,955
                                                            --------------
Sources of Funds - Net Income                                     471,955
Reduction in Assets                                                     0
Increase in Liabilities                                           297,222
Early Withdrawal Penalties Applied to Synd. Costs                       0
Increase in Applicant's Deposit                                         0
Increase in Partners' Capital                                           0
                                                            --------------
Cash generated from Operations                                   $769,177
Use of Funds-Increase in Assets                                   $48,154
Reduction in Liabilities                                                0
Decrease in Applicant's Deposit                                         0
Offering Period Interest Expense to Limited Partners                    0
  Investment Income Pd to LP's                                    208,313
  Return of Capital to LP's                                       647,257
                                                            --------------
Net Increase (Decrease) in Cash                                $(134,547)
Cash at the beginning of the year                                $389,726
Cash at the end of the year                                      $255,179
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $26
  Capital (1)                                                         $81
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $85
Federal Income Tax Results for $1,000 Invested for a
Limited
  Partner Receiving Monthly Earnings Distributions                    $83



NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $121,765        $215,150        $200,934
Less: General Partners' Mgmt Fee                                       5,878          11,488          12,240
  Mortgage Servicing Fee                                               5,384           9,421          12,118
  Administrative Expenses                                              4,001           7,368          16,210
  Provision for Uncollected Accts                                      1,228          10,420           7,612
  Amortization of Organization and Syndication Costs                     789           1,051           1,051
  Offering Period Interest Expense to Limited Partners                 4,501               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,984        $175,402        $151,703
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,984        $175,402        $151,703
Decrease in Assets                                                         0               0          73,219
Increase in Liabilities                                               15,080               0             914
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      1,429,624               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,544,688        $175,402        $225,836
Use of Funds-Increase in Assets                                   $1,476,990         $47,801               0
Decrease in Liabilities                                                    0          14,848               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,333          77,652          58,391
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $27,365         $35,101        $167,445
Cash at the beginning of the year                                          0         $27,365         $62,466
Cash at the end of the year                                          $27,365         $62,466        $229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $123            $119             $97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $121            $114             $93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $52             $37
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $124            $120             $96
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $121            $113             $92


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $165,951        $190,856        $211,062
Less: General Partners' Mgmt Fee                                       1,050               0           3,408
  Mortgage Servicing Fee                                               3,989           8,678          11,179
  Administrative Expenses                                             14,664          16,186          16,281
  Provision for Uncollected Accts                                     13,886          22,486          30,612
  Amortization of Organization and Syndication Costs                     462             578             990
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,900        $142,928        $148,592
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,900        $142,928        $148,592
Decrease in Assets                                                    48,139               0               0
Increase in Liabilities                                                2,656           1,580               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $182,695        $144,508        $148,592
Use of Funds-Increase in Assets                                            0        $290,071          $5,767
Decrease in Liabilities                                                    0               0           4,532
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        53,836          61,267          94,559
  Return of Capital to LP's                                                0               0         116,362
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $128,859      $(206,830)     $  (72,628)
Cash at the beginning of the year                                   $229,911        $358,770        $151,940
Cash at the end of the year                                         $358,770        $151,940         $79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $78             $81             $83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $76             $78             $80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $35             $51
  Capital (1)                                                              0               0             $63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $79             $82             $83
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $76             $79             $80


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $196,540        $169,921        $177,555
Less: General Partners' Mgmt Fee                                      12,833          11,454           7,915
  Mortgage Servicing Fee                                               9,561           8,008           9,842
  Administrative Expenses                                             12,596          12,399          22,371
  Provision for Uncollected Accts                                      5,828           4,040           9,977
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0             $57
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $155,722        $134,020        $127,393
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $155,722        $134,020        $127,393
Decrease in Assets                                                   124,828         229,739               0
Increase in Liabilities                                                    0             735             764
Increase in Applicant's Deposit                                            0               0          80,000
Increase in Partners' Capital                                              0               0         345,151
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $280,550        $364,494        $553,308
Use of Funds-Increase in Assets                                            0               0         206,184
Decrease in Liabilities                                                1,279               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       123,195          96,512          84,590
  Return of Capital to LP's                                          219,305         238,846         230,697
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(63,229)         $29,136         $31,837
Cash at the beginning of the year                                    $79,312         $16,083         $45,219
Cash at the end of the year                                          $16,083         $45,219         $77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $94             $90             $88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $90             $87             $85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $69             $61             $61
  Capital (1)                                                           $123            $150            $166
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98            $111             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $107             $93             $94


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,762        $165,126        $166,111
Less: General Partners' Mgmt Fee                                       2,993           6,065           6,399
  Mortgage Servicing Fee                                              11,917          12,068          11,267
  Administrative Expenses                                             23,634          15,883          16,954
  Provision for Uncollected Accts                                     66,633             683              43
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                  $242            $396             $54
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,343        $130,031        $131,394
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,343        $130,031        $131,394
Decrease in Assets                                                   128,311             -0-               0
Increase in Liabilities                                                    0           3,818             324
Increase in Applicant's Deposit                                       10,000               0               0
Increase in Partners' Capital                                        110,242         290,396          25,054
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $379,896        $424,245        $156,772
Use of Funds-Increase in Assets                                            0         192,646          67,506
Decrease in Liabilities                                                1,099               0               0
Decrease in Applicant's Deposit                                            0          90,000               0
Offering Period Interest Expense to Limited Partners                     173             283              54
  Investment Income Pd to LP's                                        85,197          77,734          81,250
  Return of Capital to LP's                                          236,366         129,391          65,478
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,061       $(65,809)       $(57,516)
Cash at the beginning of the year                                    $77,056        $134,117         $68,308
Cash at the end of the year                                         $134,117         $68,308         $10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $82             $80             $77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $79             $77             $74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $55             $53             $48
  Capital (1)                                                           $153             $88             $39
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $116             $81             $71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $112             $79             $69


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                        1996                1997
                                                                 ------------      --------------

Gross Revenues                                                      $166,395            $168,046
Less: General Partners' Mgmt Fee                                       2,191               2,229
  Mortgage Servicing Fee                                              14,696               7,791
  Administrative Expenses                                             14,270              13,950
  Provision for Uncollected Accts                                      8,279              20,790
  Amortization of Organization and Syndication Costs                       0                   0
  Offering Period Interest Expense to Limited Partners                     0                   0
                                                                 ------------      --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $126,959            $123,286
                                                                                   --------------
                                                                 ------------
Sources of Funds - Net Income                                       $126,959            $123,286
Decrease in Assets                                                   134,161              56,244
Increase in Liabilities                                                2,458                   0
Increase in Applicant's Deposit                                            0                   0
Increase in Partners' Capital                                         70,000               4,812
                                                                 ------------      --------------
Cash generated from Operations                                      $333,578            $184,342
Use of Funds-Increase in Assets                                            0                   0
Decrease in Liabilities                                                    0               6,724
Decrease in Applicant's Deposit                                            0                   0
Offering Period Interest Expense to Limited Partners                       0                   0
  Investment Income Pd to LP's                                        79,413              79,219
  Return of Capital to LP's                                           30,874              46,854
                                                                 ------------
                                                                                   --------------
Net Increase (Decrease) in Cash                                     $223,291             $51,545
Cash at the beginning of the year                                    $10,792            $234,083
Cash at the end of the year                                         $234,083            $285,628
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $72                 $70
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $70                 $68
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $47                 $45
  Capital (1)                                                            $18                 $27
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $57                 $80
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $56                 $78



NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,656        $218,404        $210,308
Less: General Partners' Mgmt Fee                                      13,621          14,712          15,480
  Mortgage Servicing Fee                                               9,591          11,334          13,950
  Administrative Expenses                                              6,089           7,500          13,922
  Provision for Uncollected Accts                                      8,282          12,056           4,132
  Amortization of Organization and Syndication Costs                     755             831             584
  Offering Period Interest Expense to Limited Partners                   211               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $169,107        $171,971        $162,240
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $169,107        $171,971        $162,240
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             217               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                        116,982          10,320               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $286,089        $182,508        $162,240
Use of Funds-Increase in Assets                                     $221,005         $44,365         $10,802
Decrease in Liabilities                                                1,277               0             340
Decrease in Applicant's Deposit                                      113,968               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        65,285          75,311          50,444
  Return of Capital to LP's                                                0               0          70,043
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(115,446)         $62,832         $30,612
Cash at the beginning of the year                                   $177,223         $61,777        $124,609
Cash at the end of the year                                          $61,777        $124,609        $155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $130            $122            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $123            $116            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $54             $53             $33
  Capital (1)                                                              0               0             $46
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $130            $122            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $123            $116            $104


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $208,807        $232,361        $190,156
Less: General Partners' Mgmt Fee                                      16,238          16,619          14,306
  Mortgage Servicing Fee                                              16,558          17,876          10,740
  Administrative Expenses                                             16,116          16,759          10,208
  Provision for Uncollected Accts                                          0          19,946           4,666
  Amortization of Organization and Syndication Costs                       0             -0-             -0-
  Offering Period Interest Expense to Limited Partners                     0             -0-             -0-
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $159,895        $161,161        $150,236
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $159,895        $161,161        $150,236
Decrease in Assets                                                    55,985               0         258,519
Increase in Liabilities                                                    0           6,421               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $215,880        $167,582        $408,755
Use of Funds-Increase in Assets                                            0        $123,504               0
Decrease in Liabilities                                                8,607               0           7,854
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        45,516          66,746          70,915
  Return of Capital to LP's                                              -0-         264,015         327,020
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $161,757      $(286,683)          $2,966
Cash at the beginning of the year                                   $155,221        $316,978         $30,295
Cash at the end of the year                                         $316,978         $30,295         $33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $100            $100            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $97             $96            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $29             $40             $47
  Capital (1)                                                             $0            $156            $215
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $102            $115            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $97            $110            $106


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $131,811         $93,683         $92,678
Less: General Partners' Mgmt Fee                                      11,221               0               0
  Mortgage Servicing Fee                                               5,395               0           2,156
  Administrative Expenses                                             10,146          10,950          12,948
  Provision for Uncollected Accts                                      5,434          57,690          16,886
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,615         $25,043         $60,688
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,615         $25,043         $60,688
Decrease in Assets                                                    58,107          69,363               0
Increase in Liabilities                                                    0          11,604               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $157,722        $106,010         $60,688
Use of Funds-Increase in Assets                                            0               0          11,908
Decrease in Liabilities                                                  845               0           9,935
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,172          27,856           5,765
  Return of Capital to LP's                                          130,796          54,362          66,267
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(14,091)         $23,792       $(33,187)
Cash at the beginning of the year                                   $ 33,261         $19,170         $42,962
Cash at the end of the year                                         $ 19,170         $42,962          $9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $83             $20             $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $80             $20             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $23              $5
  Capital (1)                                                           $103             $45             $58
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $88             $15             $67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $85             $16             $67


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $130,958        $102,122        $100,734
Less: General Partners' Mgmt Fee                                       1,523           3,533           9,858
  Mortgage Servicing Fee                                               8,626           7,131           6,124
  Administrative Expenses                                             10,950          14,130          10,232
  Provision for Uncollected Accts                                     68,644          33,851          27,874
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $41,215         $43,477         $46,646
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $41,215         $43,477         $46,646
Decrease in Assets                                                   213,667               0         121,620
Increase in Liabilities                                                    0             535           4,723
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                   $   254,882     $    44,012     $   172,989
Use of Funds-Increase in Assets                                            0     $    99,062               0
Decrease in Liabilities                                                  355               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,423          19,630          21,689
  Return of Capital to LP's                                           78,361          87,614         100,673
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $159,743      $(162,294)         $50,627
Cash at the beginning of the year                                     $9,775        $169,518          $7,224
Cash at the end of the year                                         $169,518          $7,224         $57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $37             $41             $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $37             $41             $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $15             $18             $21
  Capital (1)                                                            $69             $81             $99
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $100            $(6)             $77
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $98            $(6)             $75


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                     1996                 1997
                                                              ------------      ---------------

Gross Revenues                                                   $100,382              $88,149
Less: General Partners' Mgmt Fee                                    3,061                2,841
  Mortgage Servicing Fee                                           18,314                4,577
  Administrative Expenses                                          10,597                9,811
  Provision for Uncollected Accts                                  20,670               17,950
  Amortization of Organization and Syndication Costs                    0                    0
  Offering Period Interest Expense to Limited Partners                  0                    0
                                                              ------------      ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $47,740              $52,970
                                                                                ---------------
                                                              ------------
Sources of Funds - Net Income                                      47,740               52,970
Decrease in Assets                                                168,233                    0
Increase in Liabilities                                                 0                    0
Increase in Applicant's Deposit                                         0                    0
Increase in Partners' Capital                                           0                    0
                                                              ------------      ---------------
Cash generated from Operations                                   $215,973              $52,970
Use of Funds-Increase in Assets                                         0               15,540
Decrease in Liabilities                                             6,572               14,830
Decrease in Applicant's Deposit                                         0                    0
Offering Period Interest Expense to Limited Partners                    0                    0
  Investment Income Pd to LP's                                     21,264               23,690
  Return of Capital to LP's                                        89,158               97,517
                                                              ------------
                                                                                ---------------
Net Increase (Decrease) in Cash                                   $98,979            $(98,607)
Cash at the beginning of the year                                 $57,851             $156,830
Cash at the end of the year                                      $156,830              $58,223
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53                  $63
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $51                  $62
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $23                  $27
  Capital (1)                                                         $95                 $111
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $49                  $75
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $48                  $73


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $188,289        $205,116        $206,710
Less: General Partners' Mgmt Fee                                       1,539           1,434           1,491
  Mortgage Servicing Fee                                              10,735          11,808          13,240
  Administrative Expenses                                              2,734           8,476          15,253
  Provision for Uncollected Accts                                     22,278          51,508          15,498
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $151,003        $131,890        $161,228
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $151,003        $131,890        $161,228
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             591           4,677
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $151,003        $132,481        $165,905
Use of Funds-Increase in Assets                                     $209,076          $8,249         $42,076
Decrease in Liabilities                                                  952               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                         2,205          15,746          14,701
  Return of Capital to LP's                                           53,363         100,073          76,449
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(114,593)          $8,413         $32,679
Cash at the beginning of the year                                   $187,939         $73,346         $81,759
Cash at the end of the year                                          $73,346         $81,759        $114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $107             $87            $105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $2             $10              $9
  Capital (1)                                                            $37             $65             $49
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107             $87            $105


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,133        $217,668        $209,477
Less: General Partners' Mgmt Fee                                       9,278          12,359          12,504
  Mortgage Servicing Fee                                              13,099          14,742          12,654
  Administrative Expenses                                             15,674          15,015          12,971
  Provision for Uncollected Accts                                     16,734          23,499           7,993
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $152,348        $152,053        $163,355
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $152,348        $152,053        $163,355
Decrease in Assets                                                    34,814               0               0
Increase in Liabilities                                                    0           4,608               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $187,162        $156,661        $163,355
Use of Funds-Increase in Assets                                            0         $85,795         $86,738
Decrease in Liabilities                                                1,142               0           6,916
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,331          25,710          37,745
  Return of Capital to LP's                                          112,317         113,029         119,469
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,372       $(67,873)       $(87,513)
Cash at the beginning of the year                                   $114,438        $171,810        $103,937
Cash at the end of the year                                         $171,810        $103,937         $16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $96             $95            $101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $10             $16             $23
  Capital (1)                                                            $69             $69             $72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $96             $95            $101


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1997
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $187,920        $152,401        $143,619
Less: General Partners' Mgmt Fee                                      12,398          11,129               0
  Mortgage Servicing Fee                                              10,551               0           3,562
  Administrative Expenses                                             10,999          12,481          20,051
  Provision for Uncollected Accts                                      5,681          56,012          52,860
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $148,291         $72,779         $67,146
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $148,291         $72,779         $67,146
Decrease in Assets                                                   226,219               0               0
Increase in Liabilities                                                    0          11,215               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $374,510         $83,994         $67,146
Use of Funds-Increase in Assets                                            0         $67,263         $51,385
Decrease in Liabilities                                                2,500               0          10,129
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        51,260          25,014           7,600
  Return of Capital to LP's                                          149,425          93,506          66,017
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $171,325      $(101,789)       $(67,985)
Cash at the beginning of the year                                    $16,424        $187,749         $85,960
Cash at the end of the year                                         $187,749         $85,960         $17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $45             $43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $31             $15              $5
  Capital (1)                                                            $90             $58             $42
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98             $40             $77


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $214,168        $151,237        $153,757
Less: General Partners' Mgmt Fee                                       1,942           3,819           5,597
  Mortgage Servicing Fee                                              12,231           9,961           9,579
  Administrative Expenses                                             31,039          23,433          11,724
  Provision for Uncollected Accts                                     96,493          37,822          48,471
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $72,463         $76,202         $78,386
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $72,463         $76,202         $78,386
Decrease in Assets                                                   207,128               0          41,320
Increase in Liabilities                                                9,332               0              16
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $288,923         $76,202        $119,722
Use of Funds-Increase in Assets                                            0         $75,654               0
Decrease in Liabilities                                                    0           9,152               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        18,867          28,658          28,580
  Return of Capital to LP's                                           78,090          69,512         124,513
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $191,966      $(106,774)       $(33,371)
Cash at the beginning of the year                                    $17,975        $209,941        $103,167
Cash at the end of the year                                         $209,941        $103,167         $69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $47             $50             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $12             $19             $19
  Capital (1)                                                            $50             $45             $82
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $9           $(18)             $80


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                     1996                1997
                                                              ------------     ---------------

Gross Revenues                                                   $135,273            $130,974
Less: General Partners' Mgmt Fee                                   10,686               3,431
  Mortgage Servicing Fee                                           24,133               7,499
  Administrative Expenses                                          12,170              12,038
  Provision for Uncollected Accts                                   8,845              20,435
  Amortization of Organization and Syndication Costs                    0                   0
  Offering Period Interest Expense to Limited Partners                  0                   0
                                                              ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $79,439             $87,571
                                                                               ---------------
                                                              ------------
Sources of Funds - Net Income                                     $79,439             $87,571
Decrease in Assets                                                208,623                   0
Increase in Liabilities                                            23,127                   0
Increase in Applicant's Deposit                                         0                   0
Increase in Partners' Capital                                           0                   0
                                                              ------------     ---------------
Cash generated from Operations                                   $311,189             $87,571
Use of Funds-Increase in Assets                                        $0            $140,251
Decrease in Liabilities                                                 0              24,992
Decrease in Applicant's Deposit                                         0                   0
Offering Period Interest Expense to Limited Partners                    0                   0
  Investment Income Pd to LP's                                     25,439              29,816
  Return of Capital to LP's                                       101,605             130,035
                                                              ------------
                                                                               ---------------
Net Increase (Decrease) in Cash                                  $184,145          $(237,523)
Cash at the beginning of the year                                 $69,796            $253,941
Cash at the end of the year                                      $253,941             $16,418
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $56                 $65
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $18                 $21
  Capital (1)                                                         $71                 $93
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $31                 $68


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $592,783        $567,307        $515,812
Less: General Partners' Mgmt Fee                                      28,027           5,366           5,336
  Mortgage Servicing Fee                                              28,169          33,756          42,630
  Administrative Expenses                                             28,900          34,833          58,759
  Provision for Uncollected Accts                                     77,966         155,408         171,844
  Amortization of Organization and Syndication Costs                   2,123           1,132           1,877
  Offering Period Interest Expense to Limited Partners                 3,529           2,997           1,849
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $424,069        $333,815        $233,518
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $424,069        $333,815         233,518
Decrease in Assets                                                   274,181         873,340         919,823
Increase in Liabilities                                                1,323           3,129           6,384
Increase in Applicant's Deposit                                       42,433               0               0
Increase in Partners' Capital                                        233,005         228,018         223,959
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $975,011      $1,438,302      $1,383,684
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                    0               0               0
Decrease in Applicant's Deposit                                            0          44,725          15,712
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        95,851         123,166         125,074
  Return of Capital to LP's                                          969,496       1,521,375       1,171,920
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(90,336)      $(250,964)         $70,979
Cash at the beginning of the year                                   $432,118        $341,782         $90,818
Cash at the end of the year                                         $341,782        $ 90,818        $161,797
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $59             $47             $32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $128            $122            $108
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $13             $18             $23
    Capital (1)                                                         $130            $224            $216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0               0               0
    Capital (1)                                                            0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $59             $47             $32
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $130            $123            $110


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $454,722        $327,040        $355,951
Less: General Partners' Mgmt Fee                                       6,884           7,631           8,223
  Mortgage Servicing Fee                                              26,258          25,206           9,007
  Administrative Expenses                                             45,785          40,102          27,002
  Provision for Uncollected Accts                                    140,639          75,443         170,176
  Amortization of Organization and Syndication Costs                     800             793               0
  Offering Period Interest Expense to Limited Partners                   255               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $234,101        $177,865        $141,543
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $234,101        $177,865        $141,543
Decrease in Assets                                                   977,963         963,036         423,042
Increase in Liabilities                                                    0           4,680               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                         70,223               1               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,282,287      $1,145,582        $564,585
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                9,039               0           6,543
Decrease in Applicant's Deposit                                       56,068               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        50,657          59,413          33,471
  Return of Capital to LP's                                        1,249,210         765,486         604,010
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(82,687)        $320,683       $(79,439)
Cash at the beginning of the year                                   $161,797         $79,110        $399,793
Cash at the end of the year                                          $79,110        $399,793        $320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $37             $28             $18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $100             $98             $92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $12             $17             $10
    Capital (1)                                                         $292            $243            $243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0              $6              $9
    Capital (1)                                                            0              $6             $21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $37             $28             $19
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $102            $101             $96


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $294,299        $310,196        $279,365
Less: General Partners' Mgmt Fee                                       9,821          18,751          17,149
  Mortgage Servicing Fee                                              12,034          18,904          21,171
  Administrative Expenses                                             22,840          23,084          24,763
  Provision for Uncollected Accts                                    129,980          80,123          32,831
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $119,624        $169,334        $183,451
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $119,624        $169,334        $183,451
Decrease in Assets                                                   287,077         298,408               0
Increase in Liabilities                                                    0          14,202               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $406,701        $481,944        $183,451
Use of Funds-Increase in Assets                                            0               0          74,593
Decrease in Liabilities                                                1,718               0           2,981
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        28,704          46,573          48,497
  Return of Capital to LP's                                          477,549         356,864         259,493
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(101,270)         $78,507      $(202,113)
Cash at the beginning of the year                                   $320,354        $219,084        $297,591
Cash at the end of the year                                         $219,084        $297,591         $95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $7             $58             $82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $93             $81             $82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $3             $18             $18
    Capital (1)                                                         $249            $204            $142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $20             $18             $22
    Capital (1)                                                          $20             $63             $81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $7            $105             $75
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $100            $101             $75


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $258,338        $204,608        $210,590
Less: General Partners' Mgmt Fee                                      16,318          15,274          14,180
  Mortgage Servicing Fee                                              18,665          12,451          18,193
  Administrative Expenses                                             17,943          16,687          14,485
  Provision for Uncollected Accts                                     72,551          74,215          69,692
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $132,861        $ 85,981         $94 040
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $132,861         $85,981         $94,040
Decrease in Assets                                                   220,577         140,444          29,224
Increase in Liabilities                                                    0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $353,438        $226,425        $123,264
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                2,954           2,600               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        37,370          26,841          33,554
  Return of Capital to LP's                                          235,477         188,064         214,560
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $77,637          $8,920      $(124,850)
Cash at the beginning of the year                                    $95,478        $173,115        $182,035
Cash at the end of the year                                         $173,115        $182,035         $57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $61             $42             $50
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $61             $42             $50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $18             $17             $24
    Capital (1)                                                         $138            $122            $137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $14             $10             $12
    Capital (1)                                                          $77             $64             $89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $23             $53             $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                  $23             $53             $93


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)




                                                                     1996                1997
                                                              ------------     ---------------

Gross Revenues                                                   $193,218            $180,117
Less: General Partners' Mgmt Fee                                   13,117              12,229
  Mortgage Servicing Fee                                           18,050              14,935
  Administrative Expenses                                          14,341              14,182
  Provision for Uncollected Accts                                  49,281              32,877
  Amortization of Organization and Syndication Costs                    0                   0
  Offering Period Interest Expense to Limited Partners                  0                   0
                                                              ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $98,429            $105,894
                                                                               ---------------
                                                              ------------
Sources of Funds - Net Income                                     $98,429            $105,894
Decrease in Assets                                                143,063             204,288
Increase in Liabilities                                             3,900                   0
Increase in Applicant's Deposit                                         0                   0
Increase in Partners' Capital                                           0                   0
                                                              ------------     ---------------
Cash generated from Operations                                   $245,392            $310,182
Use of Funds-Increase in Assets                                         0                   0
Decrease in Liabilities                                                 0               3,738
Decrease in Applicant's Deposit                                         0                   0
Offering Period Interest Expense to Limited Partners                    0                   0
  Investment Income Pd to LP's                                     28,260              33,904
  Return of Capital to LP's                                       189,391             206,685
                                                              ------------
                                                                               ---------------
Net Increase (Decrease) in Cash                                   $27,741             $65,855
Cash at the beginning of the year                                 $57,185             $84,926
Cash at the end of the year                                       $84,926            $150,781
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                              $57                 $66
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                $57                 $66
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                        $21                 $20
    Capital (1)                                                      $149                $169
  CMI  II (New Portfolio of CMI)
    Income (1)                                                        $12                 $21
    Capital (1)                                                       $74                 $93
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)            $84                 $76
  Ordinary Income from Operations CMI II (New Portfolio of            $84                 $76
    CMI)


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================== ====================== ====================== =================== -----------------
PROPERTY                        FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
==================== ================== ====================== ====================== =================== -----------------
Santa Clara                   06/01/93               03/13/95               99000.00            17191.42         116191.42
San Mateo                     07/19/94               06/20/95               40000.00             3076.20          43076.20
Santa Clara                   06/04/93               12/31/95              100000.00            26825.94         126825.94
Santa Clara                   05/31/95               02/09/96              278207.20            17936.60         296143.80
San Mateo                     10/08/93               02/15/96              130000.00           *29280.87         159280.87
Santa Clara                   12/29/94               03/13/96              250000.00           *17701.60         267701.60
San Mateo                     02/21/96               05/20/96               58500.00            *1932.93          60432.93
San Mateo                     11/15/94               05/30/96              213717.85           *18344.35         232062.20
San Mateo                     09/15/95               06/06/96             3277600.49          *355868.81      3,633,469.30
Marin                         05/05/94               06/14/96              300000.00           *65081.60         365081.60
Alameda                       12/05/95               07/24/96               49753.82            *2853.90          52607.72
Alameda                       11/29/94               08/05/96               60000.00           *10253.51          70253.51
Monterey                      02/14/95               08/30/96              239507.90           *34227.09         273734.99
Marin                         05/11/95               11/06/96               50000.00            *8446.53          58446.53
San Mateo                     03/22/94               11/15/96              100000.00           *25983.46         125983.46
Alameda                       08/05/94               11/22/96              410000.00           *88249.87         498249.87
San Mateo                     04/30/96               12/11/96              453720.67           *25915.39         479636.06
San Francisco                 03/27/96               03/18/97              125000.00           *14059.97         139059.97
San Francisco                 04/15/93               03/19/97               70125.00           *22935.84          93060.84
San Mateo                     03/09/95               03/27/97               80000.00           *18925.90          98952.90
San Mateo                     04/11/96               04/21/97              325000.00           *32826.90         357826.90
Sonoma                        03/04/94               04/25/97               93400.00           *27746.86         121146.86
Tuolomne                      03/26/93               05/14/97              100000.00           *43838.58         143838.58
Santa Clara                   06/30/95               06/06/97               44000.00            *9251.29          53251.29
Marin                         10/17/95               06/09/97              770000.00          *105256.69         875256.69
San Mateo                     08/09/96               06/24/97               65000.00            *6511.02          71511.02
Stanislaus                    08/04/95               09/08/97               50000.00           *10746.68          60746.68
San Francisco                 09/12/95               10/01/97              250000.00           *57678.67         307678.67
San Mateo                     08/30/96               10/06/97              445000.00           *44544.27         489544.27
-------------------- ------------------ ---------------------- ---------------------- ------------------- -----------------

         MULTIPLE 5+ UNITS (county)
==================== ================== ====================== ====================== =================== -----------------
PROPERTY                        FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
==================== ================== ====================== ====================== =================== -----------------
Alameda                       04/28/93               12/01/95               50000.00             9239.47          59239.47
San Francisco                 07/20/94               01/19/96              175000.00           *12148.49         187148.49
Contra Costa                  01/06/94               01/19/96             1073720.93          *147243.75        1220964.68
Alameda                       03/17/95               05/31/96               13000.00            *1721.25          14721.25
San Francisco                 02/05/96               12/27/96              883750.00           *50570.34         934320.34
-------------------- ------------------ ---------------------- ---------------------- ------------------- -----------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997



         COMMERCIAL (county) CONTINUED
==================== ================== ===================== ======================= =================== -----------------
PROPERTY                        FUNDED             CLOSED ON     MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
==================== ================== ===================== ======================= =================== -----------------
Merced                        06/02/93              10/31/94                45000.00             7163.32          52163.32
Alameda                       01/14/94              03/17/95               300000.00            34922.50         334922.50
Alameda                       10/14/94              05/31/95               310000.00            20774.14         330774.14
Santa Clara                   01/26/96              03/21/96              1125000.00           *18882.96        1143882.96
San Francisco                 03/19/93              06/28/96               116500.00           *36543.05         153043.05
Santa Clara                   12/30/94              06/30/96                95000.00           *15257.72         110257.72
San Francisco                 03/10/93              02/15/96               114000.00           *39249.06         153249.06
San Mateo                     07/25/94              09/26/96               700000.00          *184662.96         884662.96
Santa Clara                   10/31/94              10/01/96               500000.00          *100224.84         600224.84
San Luis Obispo               03/14/96              05/23/97               300000.00           *45007.71         345007.71
San Mateo                     05/26/94              05/30/97               280000.00           *86457.95         366457.95
San Francisco                 10/28/96              07/17/97               975000.00           *82881.25        1057881.25
San Francisco                 01/15/97              07/17/97               745474.49           *32064.27         777538.76
San Francisco                 04/30/97              07/17/97                50000.00            *1300.00          51300.00
San Francisco                 04/20/95              09/18/97               400000.00           *55785.90         455785.90
San Mateo                     08/28/95              10/14/97               750000.00          *210514.55         960514.55
Santa Clara                   03/27/96              10/24/97               800000.00          *151285.28         951285.28
Santa Barbara                 05/10/94              10/31/97               425000.00          *167181.54         592181.54
San Mateo                     06/30/95              12/05/97               130000.00           *45729.11         175729.11
Santa Clara                   09/29/95              12/18/97              1050000.00          *278130.56        1328130.56
-------------------- ------------------ --------------------- ----------------------- ------------------- -----------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $189,692 in such fees to Redwood Mortgage, the mortgage servicing agent.



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997



         SINGLE FAMILY 1-4 UNITS (county)
=================== ================= ====================== ======================== =================== -----------------
PROPERTY                      FUNDED              CLOSED ON      MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
=================== ================= ====================== ======================== =================== -----------------
Solano                       09/21/91              02/22/95                294500.00           -19094.98         275405.02
Alameda                      08/07/92              03/31/95                135000.00            39743.01         174743.01
San Mateo                    08/12/91              03/10/95                196000.00           -17431.30         178568.70
San Mateo                    12/11/91              04/18/95                 95000.00           -16923.29          78076.71
San Mateo                    07/28/93              07/14/95                 60000.00            12275.08          72275.08
Alameda                      02/23/93              06/13/95                104000.00            27469.23         131469.23
San Mateo                    07/26/91              08/21/95                 71000.00            25231.62         -45768.38
Monterey                     09/18/92              09/27/95                110000.00           -72503.76          37496.24
San Mateo                    11/09/93              09/29/95                153000.00            25546.76         178546.76
San Mateo                    12/07/93              09/29/95                 25000.00             4467.56          29467.56
San Mateo                    03/10/95              11/29/95                200000.00            11018.65         211018.65
Santa Clara                  06/04/93              12/31/95                 25000.00             6858.86          31858.86
Contra Costa                 03/17/93              03/29/96                 73231.67            *5525.66         78,757.33
Mendocino                    08/06/93              03/31/96                330000.00           *93954.87         393954.87
San Mateo                    02/21/96              05/20/96                 58500.00            *1932.94          60432.94
San Mateo                    11/15/94              05/30/96                213717.85           *18705.09         232422.94
Marin                        05/05/94              06/14/96                150000.00           *33530.02         183530.02
Santa Clara                  10/29/92              07/23/96                209500.00           *83174.41         292674.41
Monterey                     02/14/95              08/30/96                239507.90           *35047.91         274555.81
Sonoma                       01/26/93              09/26/96                 13420.13           *12659.66         26,079.79
Sonoma                       01/26/93              09/30/96                 13420.13           *12683.14         26,103.27
San Mateo                    12/31/89              09/30/96                 57959.24           *91871.30        149,830.54
San Mateo                    06/24/92              03/13/97                 81000.00           *45775.04         126775.04
San Francisco                04/15/93              03/19/97                 50000.00           *17967.50          67967.50
Alameda                      08/16/91              04/11/97                 66000.00           *41506.43         107506.43
San Mateo                    10/10/96              04/14/97                 29944.39            *1234.15          31178.54
San Francisco                07/15/96              05/09/97                320000.00           *20144.66         340144.66
Tuolomne                     03/26/93              05/14/97                175000.00           *36244.52         211244.52
San Mateo                    08/12/91              05/31/97                108270.70           *71684.54         179955.24
San Mateo                    06/19/92              06/18/97                 42500.00           *25030.01          67030.01
San Mateo                    12/30/90              06/19/97                 15000.00           *14166.94          29166.94
San Francisco                07/16/91              08/22/97                108000.00           *89977.37         197977.37
San Mateo                    03/29/90              08/29/97                 63960.00           *61632.29         125592.29
San Mateo                    06/10/92              09/05/97                145000.00           *95692.30         240692.30
San Francisco                10/09/96              09/12/97                238000.00           *12930.41         250730.41
Marin                        05/20/91              09/30/97                 63922.80          *100305.42         164228.22
San Francisco                04/16/91              10/23/97                343719.78           *90066.64         433786.42
San Francisco                11/06/92              11/04/97                  6133.33            *1932.57           8065.90
Alameda                      12/24/91              12/31/97                 37984.50           *17405.28          68376.95
------------------- ------------------ --------------------- ------------------------ ------------------- -----------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ======================= =================== -----------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
=================== ================== ====================== ======================= =================== -----------------
San Francisco                05/29/90               01/11/95                75000.00           -21412.94          53587.06
San Francisco                12/09/91               10/31/95                25000.00             9554.33          34554.33
Alameda                      04/28/93               12/01/95               150000.00            28283.23         178283.23
Contra Costa                 01/06/94               01/19/96              1226744.19          *194323.82        1421068.01
Alameda                      03/17/95               05/31/96                28166.67            *3920.62          32087.29
San Mateo                    07/15/92               02/16/96               175000.00           *75675.23         250675.23
San Francisco                02/05/96               12/27/96               883750.00           *50570.34         934320.34
------------------- ------------------ ---------------------- ----------------------- ------------------- -----------------

         COMMERCIAL (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
Alameda                      01/14/94               03/17/95               650000.00           87376.02          737376.02
Shasta                       06/06/90               05/10/95               100000.00            3005.47          103005.47
Alameda                      02/12/92               11/03/95               240000.00           62538.96          320296.01
Solano                       04/30/92               11/30/95               200000.00           37668.49          237904.59
San Francisco                01/25/91               12/15/95                80000.00           50960.94          130960.94
San Mateo                    08/28/95               03/19/96               375000.00          *50593.75          425593.75
Santa Clara                  01/26/96               03/21/96              1125000.00          *18882.96         1143882.96
San Francisco                03/19/93               06/28/96               129800.00          *46251.69          176051.69
Santa Clara                  01/22/92               06/30/96               325000.00         *120178.74          445178.74
San Francisco                04/30/86               09/12/96               600320.06         *866468.12         1466788.18
San Mateo                    07/25/94               09/26/96               650000.00         *197114.21          847114.21
Santa Clara                  09/28/90               09/30/96               202577.92         *219868.67         422,446.59
Santa Clara                  10/31/94               10/01/96               275000.00          *56956.67          331956.67
Alameda                      12/13/91               01/31/97                52760.73          *67026.76          119787.49
Alameda                      12/12/90               03/24/97                50461.02          *68068.88          118529.90
Santa Cruz                   09/23/94               03/28/97               100000.00          *17765.69          117765.69
Alameda                      11/05/90               03/31/97               236177.62         *106668.62          342846.24
San Francisco                01/15/97               04/01/97               442500.00           *4022.19          446522.19
Contra Costa                 04/26/91               06/23/97               182475.81         *246883.76          429359.57
San Francisco                04/20/95               09/18/97               200000.00          *56821.69          256821.69
Contra Costa                 03/19/91               09/30/97               227957.56        *-186615.23           41342.33
Santa Clara                  03/27/96               10/24/97               400000.00          *54360.37          454360.37
Santa Barbara                05/10/94               10/31/97               125000.00          *50276.97          175276.97
Santa Clara                  09/29/95               12/18/97               700000.00         *169533.33          869533.33
San Mateo                    12/02/92               12/31/97                55000.00          *33308.16           88308.16
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $83,559 in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
Alameda                      11/23/88               02/10/95                50000.00           37945.22           87945.22
Solano                       09/21/92               02/22/95               190016.46          -13169.40          176847.06
Contra Costa                 10/30/92               03/02/95                89500.00           15442.55          104942.55
Contra Costa                 11/20/90               04/14/95                50000.00             330.88           50330.88
San Mateo                    12/11/91               04/18/95                 95000.0           16246.05          111246.05
Contra Costa                 04/02/91               07/18/95                72000.00          -30261.48           41738.52
Napa                         12/22/88               08/31/95               200000.00          160662.42          360662.42
Monterey                     09/18/92               09/27/95               100000.00          -65098.70           34901.30
San Mateo                    10/17/88               12/08/95                91400.00           79779.21          171179.21
Santa Clara                  06/04/93               12/31/95                25000.00            6858.86           31858.86
San Mateo                    10/08/93               02/15/96                57425.00          *13219.04           70644.04
Contra Costa                 03/17/93               03/29/96                73231.70           *5525.66          78,757.36
San Mateo                    03/03/89               03/31/96               160000.00         *102333.91          262333.91
San Mateo                    08/12/92               05/15/96               207211.23         *217482.42         424,693.65
Marin                        05/05/94               06/14/96               200000.00          *44706.69          244706.69
Santa Clara                  10/29/92               07/23/96               209500.00          *83174.41          292674.41
Sonoma                       01/26/93               09/26/96                25811.78          *24007.81          49,819.59
Sonoma                       01/26/93               09/30/96                25666.55          *24889.91          50,556.46
Santa Cruz                   08/20/91               09/31/96               120000.00          *62342.34          182342.34
San Mateo                    07/01/88               10/06/96                22500.00          *21468.10           43968.10
San Mateo                    06/29/89               10/11/96                69396.16         *113467.71         182,863.87
San Mateo                    10/10/96               04/14/97                37055.61           *1527.25           38582.86
Alameda                      07/01/90               07/02/97               233367.46        *-127393.18          105974.28
Sacramento                   03/13/92               10/31/97                55307.12         *-47694.39            7612.73
Alameda                      01/24/92               12/19/97                87300.00          *32875.31          120175.31
Alameda                      12/24/91               12/31/97                67257.75          *30820.92           98078.67
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
San Francisco                05/29/90               01/11/95                75000.00          -21792.60           53207.40
San Francisco                01/13/93               02/03/95                30000.00            7430.37           37430.37
Alameda                      04/28/93               12/01/95               100000.00           18853.45          118853.45
Contra Costa                 01/06/94               01/19/96               516279.07          *90368.97          606648.04
San Mateo                    08/12/92               05/15/96               175000.00          *42482.37          217482.37
Alameda                      03/17/95               05/31/96                 9750.00           *1322.29           11072.29
San Mateo                    07/15/92               02/16/96               100000.00          *43242.94          143242.94
Sacramento                   08/19/88               07/28/97               509985.54        *-214554.68          295430.86
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997



         COMMERCIAL (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
Alameda                      01/14/94               03/17/95               225000.00           29899.40          254899.40
Shasta                       06/06/90               05/10/95               100000.00            2637.03          102637.03
San Mateo                    01/25/91               08/03/95               162500.00           95276.39          257776.39
San Francisco                01/25/91               12/15/95               100000.00           63892.44          163892.44
Alameda                      08/03/90               01/30/96               200000.00         *142969.07          342969.07
Santa Clara                  02/01/96               03/21/96               392829.43           *6722.72          399552.15
San Francisco                03/19/93               06/28/96               110000.00           *5670.35          115670.35
Santa Clara                  09/10/92               06/30/96               100000.00          *45702.20          145702.20
Santa Clara                  01/22/92               06/30/96               175000.00          *89015.60          264015.60
San Francisco                04/30/86               09/12/96               149400.14         *214170.66          363570.80
San Mateo                    07/25/94               09/26/96               550000.00         *157005.74          707005.74
Alameda                      11/05/90               03/31/97                78740.20         *105095.44          183835.64
San Mateo                    08/01/90               01/24/97                50000.00          *42561.13           92561.13
Alameda                      12/12/90               03/24/97               210034.69         *283065.26          493099.95
Sonoma                       07/06/89               08/01/97               100000.00          *91374.72          191374.72
Contra Costa                 03/19/91               09/30/97               227755.59        *-186413.27           41342.32
Santa Barbara                05/10/94               10/31/97               100000.00          *40222.70          140222.70
Santa Clara                  09/29/95               12/18/97               550000.00          *83866.67          633866.67
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $39,918in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
Contra Costa                 02/14/92               04/27/95               264500.00          -44659.84          219840.16
San Mateo                    11/04/92               05/22/95                30000.00            9458.37           39458.37
San Mateo                    09/28/89               09/03/96                54000.00           41863.50           95863.50
Sonoma                       01/26/93               09/26/96                24030.31           21893.70          45,924.01
Sonoma                       01/26/93               09/30/96                24030.32           22625.93          46,656.25
Marin                        01/23/87               12/13/96                60000.00          *57433.82          117433.82
San Francisco                04/15/93               03/19/97                93500.00          *23305.54          116805.54
San Francisco                12/09/94               06/10/97                14000.00           *3110.57           17110.57
San Francisco                04/16/91               10/23/97               342442.77          *91841.37          434284.14
Sacramento                   03/12/92               10/31/97                27664.73         *-23852.44            3812.29
San Mateo                    11/18/92               12/10/97                25000.00          *15165.60           40165.60
Alameda                      01/24/92               12/19/97                87300.00          *33156.31          120456.31
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------



         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
Santa Clara                  09/21/88               06/19/95              100000.00            74156.73          174156.73
Alameda                      04/28/93               12/01/95              100000.00            19070.91          119070.91
Contra Costa                 01/06/94               01/19/96              187116.28            *7299.89          194416.17
Alameda                      03/17/95               05/31/96                3250.00             *452.38            3702.38
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997



         COMMERCIAL (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
Alameda                      01/14/94               03/17/95               75000.00             9966.47           84966.47
Shasta                       06/06/90               05/10/95               70000.00             2831.72           72831.72
San Francisco                03/19/93               06/28/96               90000.00            *5786.25           95670.35
Santa Clara                  09/10/92               06/30/96              150000.00           *69007.73          219007.73
Santa Clara                  01/22/92               06/30/96              100000.00           *40642.26          140642.26
San Francisco                04/30/86               09/12/96              304280.17          *224718.72          528998.89
San Mateo                    07/25/94               09/26/96              300000.00           *92108.08          392108.08
San Mateo                    08/01/90               01/24/97               50000.00           *42804.93           92804.93
Contra Costa                 04/26/91               06/23/97              115032.96          *154302.43          269335.39
Contra Costa                 11/16/93               07/03/97              235000.00           *56654.84          291651.84
Sonoma                       07/06/89               08/01/97              100000.00           *91651.43          191651.43
Santa Clara                  09/29/95               12/18/97              100000.00           *26660.60          126666.60
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $0.00 in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                               TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
------------------- ================== ====================== ====================== =================== ------------------
Contra Costa                 02/14/92               04/27/95              303281.45           257935.00         561,216.45
Marin                        04/29/88               06/02/95               67000.00            55264.42          122264.42
San Mateo                    12/30/94               07/03/95              328583.63            13353.36          341936.99
San Mateo                    09/28/89               09/03/96               54000.00           *41577.53           95577.53
Alameda                      09/02/92               07/15/97               78750.00           *45066.81          123816.81
San Mateo                    03/20/90               08/29/97               80000.00           *77498.01          157498.01
San Francisco                11/06/92               11/04/97               12266.67            *5240.50           17507.17
Santa Clara                  04/26/94               11/05/97               87500.00           *31938.26          119438.26
Alameda                      12/24/91               12/31/97               67257.75           *30392.45           97650.20
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------



         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
San Francisco                05/29/90               01/11/95               50000.00           -13804.88           36195.12
Santa Clara                  09/21/88               06/19/95              100000.00            74222.65          174222.65
San Francisco                03/06/91               11/29/95               60000.00            39835.76           99835.76
Alameda                      04/28/93               12/01/95              100000.00            18472.90          118472.90
Contra Costa                 01/06/94               01/19/96              418604.65           *69501.29          488105.94
San Joaquin                  07/11/95               03/19/96              275000.00           *10172.36          285172.36
Alameda                      03/17/95               05/30/96                6500.00             *860.62            7360.62
Sacramento                   12/16/87               05/30/96              536592.80          *368067.66         904,660.46
Santa Clara                  09/28/90               09/30/96              204900.08          *220007.50         424,907.58
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------


         COMMERCIAL (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
Alameda                      01/14/94               03/17/95              250000.00            23414.86          273414.86
Fresno                       05/31/85               07/11/95              160000.00           196652.27          356652.27
San Mateo                    01/25/91               08/03/95              162500.00            62530.67          225030.67
San Francisco                03/10/93               02/15/96              171000.00           *60864.67          231864.67
San Francisco                04/30/86               09/12/96              830000.78         *1082625.62         1912626.40
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997



         COMMERCIAL (county)  CONTINUED
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------
San Mateo                    07/25/94               09/26/96              200000.00           *58334.75          258334.75
Lake                         01/30/91               10/04/96               16000.00           *13245.50           29245.50
San Luis Obispo              03/14/96               05/23/97              200000.00           *30005.13          230005.13
Alameda                      12/12/90               03/24/97              201671.45          *271459.89          473131.34
Contra Costa                 04/26/91               06/23/97              114952.65          *154302.43          269255.08
San Mateo                    12/31/90               12/05/97              260000.00          *205321.34          465321.34
Santa Clara                  09/29/95               12/18/97              300000.00           *79483.33          379483.33
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $53,475 in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS III
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------
Santa Clara                  03/31/93               03/13/95              110000.00             3733.39          113733.39
Napa                         08/31/90               08/31/95               73281.93            44487.64          117769.57
Sonoma                       01/26/93               09/24/96                8523.84             7989.07          16,512.91
Sonoma                       01/26/93               09/24/96                8523.84             8256.88          16,780.72
Santa Cruz                   08/20/91               09/31/96               80253.55           *10031.41           90284.96
Alameda                      11/29/94               05/19/97               60000.00           *15662.20           75662.20
Alameda                      11/03/94               07/10/97               73000.00           *19586.80           92586.80
Alameda                      09/02/92               07/15/97              100000.00           *57227.60          157227.60
San Mateo                    08/16/94               11/14/97               75000.00           *28380.54          103380.54
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
-------------------- ================= ====================== ====================== =================== ------------------



-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


         COMMERCIAL (county)
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------
San Mateo                    09/30/92               08/03/95               81250.00            31562.66          112812.66
Santa Clara                  12/22/92               09/29/95               40000.00            13206.65           53206.65
Alameda                      09/30/95               01/30/96              138015.68            *6530.55          144546.23
Santa Clara                  09/10/92               06/30/96               75000.00           *33772.22          108772.22
San Francisco                04/30/86               09/12/96              164999.74          *214521.09          379520.83
San Francisco                08/24/94               06/30/97               87500.00           *27241.69          114741.69



-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $7,791 in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS II
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997



         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------
San Mateo                    11/04/94               10/24/95              119000.00            13294.21          132294.21
Marin                        01/23/87               12/13/96               50500.01            *6277.71           56777.72
Santa Clara                  02/11/94               06/06/97               88000.00           *19621.27          107621.27
Sacramento                   03/12/97               10/31/97               13760.71          *-12627.29            1133.42
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------




-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


         COMMERCIAL (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
San Francisco                04/30/86               09/12/96              291224.54           *262811.34         554035.88
Alameda                      01/12/94               12/02/96               30000.00             *7553.14          37553.14
Santa Barbara                05/10/94               10/31/97               50000.00            *19780.28          69780.28
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $4,577 in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                      REDWOOD MORTGAGE INVESTORS
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Napa                         12/22/88               08/31/95               50000.00             40203.57          90203.57
Sonoma                       01/26/93               09/24/96                5475.51             *5155.95         10,631.46
Sonoma                       01/26/93               09/30/96                5488.04             *5343.29         10,831.33
Santa Clara                  02/11/94               06/06/97               88000.00            *29191.54         117191.54
Marin                        05/20/91               09/30/97               71000.00             *4894.30          75894.30
Sacramento                   03/13/92               10/31/97               13812.08           *-11914.86           1897.22
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


         MULTIPLE 5+ UNITS (county)
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------
Alameda                      03/17/95               05/31/96                2166.67              *286.88           2453.55
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


         COMMERCIAL (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Alameda                      01/14/94               03/17/95               50000.00              6481.93          56481.93
Fresno                       05/31/85               07/11/95               75000.00             92143.53         167143.53
Santa Clara                  12/22/92               09/29/95               30000.00              9905.00          39905.00
San Francisco                04/30/86               09/12/96              164997.74           *302563.65         467561.39
San Mateo                    07/25/94               09/27/96              200000.00            *58334.75         258334.75
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $7,499 in such fees to Redwood Mortgage, the mortgage servicing agent.




                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                  CORPORATE MORTGAGE INVESTORS I & II
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
San Francisco                03/05/85               04/12/95              172624.22            127435.71         300059.93
San Francisco                05/23/90               07/28/95               50000.00              7856.50          57856.58
San Mateo                    01/10/92               08/29/95              130000.00             57349.62         187349.62
Mariposa                     01/27/95               09/18/95               77000.00              4351.26          81351.26
Santa Clara                  03/31/90               12/04/95               80262.02             56152.77         136414.79
Alameda                      01/31/95               01/25/96               80000.00             *8863.88          88863.88
San Mateo                    01/31/96               04/29/96              175000.00             *5226.02         180226.02
San Mateo                    03/06/90               08/29/96               19000.00            *14725.47          33725.47
San Mateo                    09/29/95               09/05/96               70000.00             *8176.88          78176.88
Alameda                      11/29/94               03/13/97               60000.00            *13896.74          73896.74
Amador                       02/23/96               06/03/97               45000.00             *5047.64          50047.64
Santa Clara                  04/26/94               11/05/97               87500.00            *31938.26         119438.26
San Mateo                    02/28/97               12/29/97               35000.00             *3097.18          38097.18
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

         MULTIPLE 5+ UNITS(county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Contra Costa                 01/06/94               01/19/96              239534.88            *26161.33         265696.21
Sacramento                   12/15/87               05/30/96              102000.00           *-24018.43          77981.57
Alameda                      03/17/95               05/31/96                2166.67              *286.88           2453.55
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

         COMMERCIAL (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
San Mateo                    04/12/90               02/20/95              100000.00             45757.46         145757.46
Alameda                      01/14/94               03/17/95               50000.00              6481.93          56481.93
San Francisco                03/19/93               06/28/96               35000.00            *36011.72          71011.72
San Francisco                04/30/86               09/12/96              180025.14            *20073.65         200098.79
Santa Clara                  01/31/94               10/01/96              100000.00            *20044.97         120044.97
Contra Costa                 06/21/88               04/07/97               54600.00            *28890.31          83490.31
San Francisco                08/24/94               06/30/97               87500.00            *27241.68         114741.68
Santa Barbara                05/10/94               10/31/97              100000.00            *39560.36         139560.36
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 1997, the Partnership paid $14,935 in such fees to Redwood Mortgage, the mortgage servicing agent.



                                  ATTACHMENT II
                                       to
                      SUPPLEMENT NO. 4 DATED APRIL 24, 1998




     SUMMARY OF MORTGAGE INVESTMENTS ORIGINATED BY PRIOR LIMITED PARTNERSHIP


     The following table provides a summary of the mortgage investments originated by prior programs of Affiliates for the three year period ending
December 31, 1997. The last column of the following chart reflects total mortgage investment balances on all mortgage investments for each prior program, including those which originated prior to the three year period ending December 31, 1997. This information updates the information provided on page 36 of the Prospectus.





Name of          Number of       Estimated Total       Outstanding Mortgage           Total Outstanding
Partnership       Mortgage          Amount. of         Investments Balances         Mortgage Investments
                Investments          Mortgage          Originated 01/01/95             Balances as of
                                   Investments             to 12/31/97                 12/31/97 (from
                                                                                         inception)
--------------- ------------- -- ----------------- -- ----------------------- ---- ------------------------

CMI                     18          $1,465,266.67               $843,070.69               $1,403,563.46
RMI                     13            $565,002.59               $645,223.29               $1,245,094.31
RMI II                   8            $391,430.77               $340,930.77                 $716,361.56
RMI III                 11            $812,348.72               $805,905.37               $1,327,307.23
RMI IV                  20          $3,864,698.69             $2,789,827.79               $8,377,848.77
RMI V                    9            $506,022.74               $205,161.80               $2,375,830.09
RMI VI                  25          $4,647,356.00             $1,914,240.15               $8,104,984.41
RMI VII                 46         $20,995,761.32             $9,483,267.24              $13,449,741.09
=============== =========== ==== ================= ===== =================== ====== ====================
TOTAL                  150         $33,247,887.50            $17,027,627.10              $37,000,730.92
=============== =========== ==== ================= ===== =================== ====== ====================

                                  ATTACHMENT II
                                       to
                     SUPPLEMENT NO. 4 DATED APRIL 24 , 1998



                 BREAKDOWN OF PRIOR PROGRAM MORTGAGE INVESTMENTS

     The following is a breakdown of prior program mortgage investments according to type of deed of trust, the location of the property securing the mortgage investment, and the type of property securing the mortgage investment. This information updates the information contained on page 37 of the Prospectus.

Mortgage Investments

        First Trust Deeds                                     $17,545,887.50
        Second Trust Deeds                                     13,833,000.00
        Third Trust Deeds                                       1,869,000.00

                                                            =================
Total                                                         $33,247,887.50

Location of Mortgage Investments by County

        San Francisco                                          $8,893,444.39
        Santa Clara                                             7,429,680.00
        Alameda                                                 6,133,500.00
        San Mateo                                               3,706,025.61
        Stanislaus                                              1,625,000.00
        Ventura                                                 1,131,000.00
        Monterey                                                1,097,000.00
        Solano                                                    540,000.00
        Sacramento                                                495,000.00
        Contra Costa                                              382,500.00
        Riverside                                                 300,000.00
        San Joaquin                                               275,000.00
        Marin                                                     225,500.00
        Shasta                                                    225,000.00
        San Luis Obispo                                           200,000.00
        Santa Cruz                                                192,000.00
        Sonoma                                                    137,037.50
        El Dorado                                                  88,200.00
        Mariposa                                                   77,000.00
        Placer                                                     55,000.00
        Napa                                                       40,000.00

                                                            -----------------
        Total                                                 $33,247,887.50

                                                            =================

Type of Property

        Commercial                                            $14,625,880.00
        Owner Occupied Homes                                    1,756,051.89
        Apartments                                              6,898,750.00
        Non-Owner Homes                                         6,329,805.61
        Raw Land                                                3,637,400.00
                                                            -----------------

Total                                                         $33,247,887.50
                                                            =================

                                 ATTACHMENT III
                                       to
                     SUPPLEMENT NO. 4 DATED APRIL 24 , 1998


                              FINANCIAL STATEMENTS
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)


                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 and 1996


                         (With Auditor's Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (510) 284-3590




                          INDEPENDENT AUDITORS REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheets as of December 31, 1997 and 1996 and the statements of income, changes in partners capital and cash flows for the three years ended December 31,1997. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1997 and 1996, and the results of its operations and cash flows for the three years ended December 31, 1997, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.



                              /s/ Parodi & Cropper
                                PARODI & CROPPER





Lafayette, California
February 27,1998


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                      DECEMBER 31, 1997 AND 1996


                                                                ASSETS

                                                                          1997                 1996
                                                                     ---------------      ---------------

Cash                                                                       $663,159             $664,434
                                                                     ---------------      ---------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust                        25,304,989           15,642,990
  Accrued Interest on Mortgage Investments                                  341,976              196,530
  Advances on Mortgage Investments                                          205,804                8,679
  Accounts receivables, unsecured                                            62,844               75,334
                                                                     ---------------      ---------------
                                                                         25,915,613           15,923,533

  Less allowance for doubtful accounts                                      257,500              117,803
                                                                     ---------------      ---------------
                                                                         25,658,113           15,805,730
                                                                     ---------------      ---------------

Real Estate owned, acquired through foreclosure,
 held for sale                                                               70,138               66,991
Investment in limited liability corporation, at cost which
  approximates market                                                       251,139              191,139
Organization costs, less accumulated amortization of $10,625
 and $8,125, respectively                                                     1,875                4,375
Due from related companies                                                    2,999                  311
Prepaid expense-deferred loan fee                                            10,151               20,720
                                                                     ---------------      ---------------

                                                                        $26,657,574          $16,753,700
                                                                     ===============      ===============


See accompanying notes to financial statements


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                      DECEMBER 31, 1997 AND 1996

                                                   LIABILITIES AND PARTNERS CAPITAL

                                                                          1997                 1996
                                                                     ---------------      ---------------

Liabilities:
  Accounts payable and accrued expenses                                      $3,355              $20,625
  Note payable - bank line of credit                                      5,640,000            1,500,000
  Deferred interest income                                                   83,066              217,480
  Subscriptions to partnership in applicant status                                0              310,937
                                                                     ---------------      ---------------
                                                                          5,726,421            2,049,042
                                                                     ---------------      ---------------



Partners Capital:
     Limited partners capital, subject to redemption (note 4E):
          Net of unallocated syndication costs of $431,994 and
          $414,190 for 1997 and 1996, respectively:
          and formation loan receivable of $1,386,693 and
            $1,073,706 for 1997 and 1996, respectively                   20,914,721           14,693,293

     General Partners Capital, net of unallocated syndication
costs
          of $4,364 and $4184 for 1997 and 1996, respectively                16,432               11,365
                                                                     ---------------      ---------------

                     Total Partners  Capital                             20,931,153           14,704,658
                                                                     ---------------      ---------------

                     Total Liabilities and Partners  Capital            $26,657,574          $16,753,700
                                                                     ===============      ===============

See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                         STATEMENTS OF INCOME
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1997


                                                                             YEARS ENDED DECEMBER 31,
                                                                ----------------------------------------------------

                                                                    1997              1996                1995
                                                                -------------     --------------      --------------
Revenues:
  Interest on Mortgage Investments                                $2,613,008         $1,718,208          $1,031,029
  Interest on bank deposits                                            9,487              4,083              13,120
  Late charges                                                         6,432              3,847               3,876
  Miscellaneous                                                          530                497               2,211
                                                                -------------     --------------      --------------
                                                                   2,629,457          1,726,635           1,050,236
                                                                -------------     --------------      --------------

Expenses:
  Mortgage servicing fees                                            189,692            155,912              85,456
  Interest on note payable - bank                                    340,633            188,638              25,889
  Amortization of loan origination fees                               16,819             11,999               2,531
  Provision for doubtful accounts and losses on real estate
    acquired through foreclosure                                     139,804             55,383              26,032
  Asset management fee - General Partner                              24,966             17,053              11,587
  Amortization of organization costs                                   2,500              2,500               2,500
  Clerical costs through Redwood Mortgage                             54,549             38,799              22,769
  Professional services                                               36,717             17,687              16,178
  Printing, supplies and postage                                       9,584              1,192                  92
  Other                                                                5,673              3,947               1,461
                                                                -------------     --------------      --------------
                                                                     820,937            493,110             194,495
                                                                -------------     --------------      --------------

Income before interest credited to partners in applicant           1,808,520          1,233,525             855,741
status

Interest credited to partners in applicant status                      9,562              2,618              18,908
                                                                -------------     --------------      --------------

Net Income                                                        $1,798,958         $1,230,907            $836,833
                                                                =============     ==============      ==============

Net income:  To General Partners(1%)                                 $17,990            $12,309              $8,368
                     To Limited Partners (99%)                     1,780,968          1,218,598             828,465
                                                                =============     ==============      ==============
Total - net income                                                $1,798,958         $1,230,907            $836,833
                                                                =============     ==============      ==============

Net income per $1,000 invested by Limited
 Partners for entire period:
-where income is reinvested and compounded                               $84               $ 84                $ 83
                                                                =============     ==============      ==============

-where partner receives income in monthly distributions                  $81               $ 81                $ 80
                                                                =============     ==============      ==============

See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                                                                  PARTNERS CAPITAL
                                                            --------------------------------------------------------------
                                                                              LIMITED PARTNERS CAPITAL
                                                            --------------------------------------------------------------
                                                              Capital
                                          Partners In         Account       Unallocated        Formation
                                           Applicant          Limited       Syndication          Loan
                                            Status           Partners          Costs          Receivable         Total
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1994                 $189,300       $7,519,424       $(234,303)       $(525,256)      $6,759,865

Contributions of Application                 3,634,264                0                0        (250,373)       (250,373)
Formation Loan increases                             0                0                0                0               0
Interest   credited   to   partners  in         18,908                0                0                0               0
applicant status

Upon admission to Partnership:
    Interest withdrawn                         (7,673)                0                0                0               0
    Transfers to Partners  capital         (3,834,799)        3,831,211                0                0       3,831,211

Net Income                                           0          828,465                0                0         828,465
Syndication costs incurred                           0                0        (173,581)                0       (173,581)
Allocation of syndication costs                      0         (85,045)           85,045                0               0
Partners  withdrawals                                0        (308,554)                0                0       (308,554)
Early withdrawal penalties                           0            (564)              162              400             (2)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1995                        0       11,784,937        (322,677)        (775,229)      10,687,031

Contributions on Application                 4,172,718                0                0                0               0
Formation Loan increases                             0                0                0        (314,996)       (314,996)
Formation Loan payments                              0                0                0            8,961           8,961
Interest   credited   to   partners  in          2,618                0                0                0               0
applicant status

Upon admission to Partnership:
    Interest withdrawn                           (863)                0                0                0               0
    Transfers to Partners  capital         (3,863,536)        3,859,312                0                0       3,859,312

Net Income                                           0        1,218,598                0                0       1,218,598
Syndication costs incurred                           0                0        (212,542)                0       (212,542)
Allocation of syndication costs                      0        (116,523)          116,523                0               0
Partners  withdrawals                                0        (553,027)                0                0       (553,027)
Early withdrawal penalties                           0         (12,108)            4,506            7,558            (44)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1996                  310,937       16,181,189        (414,190)                       14,693,293
                                                                                              (1,073,706)

Contributions on Application                 5,251,969                0                0                0               0
Formation Loan increases                             0                0                0        (420,510)       (420,510)
Formation Loan payments                              0                0                0           98,999          98,999
Interest   credited   to   partners  in          9,562                0                0                0               0
applicant status

Upon admission to Partnership:
    Interest withdrawn                         (1,849)                0                0                0               0
    Transfers to Partners  capital         (5,570,619)        5,565,372                0                0       5,565,372

Net Income                                           0        1,780,968                0                0       1,780,968
Syndication costs incurred                           0                0        (188,517)                0       (188,517)
Allocation of syndication costs                      0        (166,023)          166,023                0               0
Partners  withdrawals                                0        (614,837)                0                0       (614,837)
Early withdrawal penalties                           0         (13,261)            4,690            8,524            (47)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1997                       $0      $22,733,408       $(431,994)      $(1,386,693)    $20,914,721
                                         ==============     ============    =============     ============    ============

See accompanying notes to financial statements


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                                                          PARTNERS CAPITAL
                                            ------------------------------------------------------------------------------
                                                            GENERAL PARTNERS CAPITAL
                                            ----------------------------------------------------------

                                                Capital           Unallocated                                  Total
                                                Account           Syndication             Total              Partners
                                                General              Costs                                    Capital
                                               Partners
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1994                        $7,737             $(2,366)               $5,371          $6,765,236

Contributions of Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (250,373)
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners capital                     3,588                    0                3,588           3,834,799

Net Income                                            8,368                    0                8,368             836,833
Syndication costs incurred                                0              (1,753)              (1,753)           (175,334)
Allocation of syndication costs                       (859)                  859                    0                   0
Partners  withdrawals                               (7,509)                    0              (7,509)           (316,063)
Early withdrawal penalties                                0                    2                    2                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1995                        11,325              (3,258)                8,067          10,695,098

Contributions on Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (314,996)
Formation loan payments                                                                                             8,961
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    4,224                    0                4,224           3,863,536

Net Income                                           12,309                    0               12,309           1,230,907
Syndication costs incurred                                0              (2,147)              (2,147)           (214,689)
Allocation of syndication costs                     (1,177)                1,177                    0                   0
Partners  withdrawals                              (11,132)                    0             (11,132)           (564,159)
Early withdrawal penalties                                0                   44                   44                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1996                        15,549              (4,184)               11,365          14,704,658

Contributions on Application                              0                    0                    0                   0
Formation Loan increases                                  0                    0                    0           (420,510)
Formation Loan payments                                   0                    0                    0              98,999
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    5,247                    0                5,247           5,570,619

Net Income                                           17,990                    0               17,990           1,798,958
Syndication costs incurred                                0              (1,904)              (1,904)           (190,421)
Allocation of syndication costs                     (1,677)                1,677                    0                   0
Partners  withdrawals                              (16,313)                    0             (16,313)           (631,150)
Early withdrawal penalties                                0                   47                   47                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1997                       $20,796             $(4,364)              $16,432         $20,931,153
                                            ================    =================    =================     ===============

See accompanying notes to financial statements


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                                                       1997              1996                1995
                                                                   --------------    --------------      -------------
Cash flows from operating activities:
  Net income                                                          $1,798,958        $1,230,907           $836,833
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                     2,500             2,500              2,500
    Provision for doubtful accounts.                                     139,804            78,651             26,032
    Provision for losses (gains) on real estate held for sale                  0          (23,268)                  0
    Increase (decrease) in accounts payable                             (17,270)            16,615              4,010
    (Increase) in accrued interest & advances                          (342,571)          (83,477)           (45,334)
    (Increase) decrease in amount due from related companies             (2,688)             2,738            (3,049)
    (Increase) decrease in deferred loan fee                              10,569           (3,002)           (17,718)
    Increase (decrease ) in deferred interest income                   (134,414)           217,480                  0
                                                                   --------------    --------------      -------------
                                                                                     --------------

      Net cash provided by operating activities                        1,454,888         1,439,144            803,274
                                                                   --------------    --------------      -------------

Cash flows from investing activities:


    Principal collected on Mortgage Investments                       10,279,337         9,019,190          1,508,190
    Mortgage Investments made                                       (19,941,336)      (13,148,944)        (7,133,221)
    Disposition of real estate held for sale                                   0           299,154                  0
    Additions to real estate held for sale                               (3,254)                 0                  0
    Additions to Limited Liability Corporation                          (60,000)                 0                  0
    Accounts receivables, unsecured - (disbursements) receipts            12,490           (4,018)            (8,830)
                                                                  ---------------    --------------      -------------

      Net cash used in investing activities                          (9,712,763)       (3,834,618)        (5,633,861)
                                                                  ---------------    --------------      -------------

Cash flows from financing activities

   Increase (decrease) in note payable-bank                            4,140,000         (410,000)          1,910,000
   Contributions by partner applicants                                 5,251,969         4,172,718          3,634,264
   Interest credited to partners in applicant status                       9,562             2,618             18,908
   Interest withdrawn by partners in applicant status                    (1,849)             (863)            (7,673)
   Partners withdrawals                                                (631,150)         (564,159)          (316,063)
   Syndication costs incurred                                          (190,421)         (214,689)          (175,334)
   Formation Loan increases                                            (420,510)         (314,996)          (250,373)
   Formation Loan collections                                             98,999             8,961                  0
                                                                  ---------------    --------------      -------------

      Net cash provided by financing activities                        8,256,600         2,679,590          4,813,729
                                                                  ---------------    --------------      -------------

Net increase (decrease) in cash and cash equivalents                     (1,275)           284,116           (16,858)

Cash - beginning of period                                               664,434           380,318            397,176
                                                                  ---------------    --------------      -------------

Cash - end of period                                                    $663,159          $664,434           $380,318
                                                                  ===============    ==============      =============

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the Partnership) is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making Mortgage Investments secured by Deeds of Trust on California real estate.
Mortgage Investments are being arranged and serviced by Redwood Home Loan Co. dba Redwood Mortgage, an affiliate of the General Partners. At December 31, 1997, the Partnership was in the offering stage, wherein contributed capital totalled $20,489,676 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each (204,897).

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the Partnership commenced a second offering of an additional 300,000 Units ($30,000,000) As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each months income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage, an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the Formation Loan. It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed, which was in 1996.

     The Formation Loan relating to the second offering ($30,000,000) totalled $435,895 at December 31, 1997, which was 7.8% of the limited partners contributions of $5,557,659. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment beginning December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                     NOTES TO FINANCIAL STATEMENTS
                                                           DECEMBER 31, 1997

The following summarizes Formation Loan transactions to December 31, 1997:

                                               Initial              Subsequent             Total
                                             Offering of           Offering of
                                             $15,000,000           $30,000,000
                                            ---------------       ---------------      ---------------

Limited Partner contributions                  $14,932,017            $5,557,659          $20,489,676
                                            ===============       ===============      ===============

Formation Loan made                             $1,074,840               435,895            1,510,735
Payments to date                                 (107,960)                     0            (107,960)
Early withdrawal penalties applied                (16,082)                     0             (16,082)
                                            ---------------       ---------------      ---------------

Balance December 31, 1996                         $950,798              $435,895           $1,386,693
                                            ===============       ===============      ===============

Percent loaned of Partners  contributions             7.2%                  7.8%                 7.4%
                                            ===============       ===============      ===============

     The Formation Loan, which is receivable from Redwood Mortgage, an affiliate of the General Partners, has been deducted from Limited Partners Capital in the balance sheet. As amounts are collected from Redwood Mortgage, the deduction from capital will be reduced.

     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

     Through December 31, 1997, organization costs of $12,500 and syndication costs of $861,031 had been incurred by the Partnership with the following distribution:



                                             Syndication Costs
                                --------------------------------------------
                                         Offering
                                ----------------------------
                                 Initial         Subsequent                     Organization
                                15,000,000       30,000,000        Total           Costs           Total
                                -----------      -----------     -----------      ---------      -----------
Costs incurred                    $569,865          291,166         861,031         12,500          873,531
Early withdrawal penalties         (9,451)                0         (9,451)              0          (9,451)
applied
Allocated and amortized to       (386,296)         (28,926)       (415,222)       (10,625)        (425,847)
date

                                ----------- ---- ----------- --- ----------- ---- --------- ---- -----------

December 31, 1997 balance         $174,118          262,240         436,358          1,875          438,233
                                =========== ==== =========== === =========== ==== ========= ==== ===========

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 1997, syndication costs attributable to the subsequent offering ($30,000,000) totalled $291,166, with the costs of the offering document being greater at the initial stages. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a Mortgage Investment is categorized as impaired, interest is no longer accrued thereon.

B. Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired mortgage investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Mortgage Investments, Secured by Deeds of Trust

     The Partnership has both the intent and ability to hold the Mortgage Investments to maturity, i.e., held for long-term investment. They are therefore valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a Mortgage Investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the Partnership because that was the valuation method previously used on impaired loans.

     At December 31, 1997, 1996, and 1995, there were no Mortgage Investments categorized as impaired by the Partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

     As presented in Note 10 to the financial statements, the average Mortgage Investment to appraised value of security at the time the losses were consummated was 55.83%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E. Real Estate Owned, Held for Sale

     Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the propertys estimated fair value, less estimated costs to sell. At December 31, 1997, there was one such piece of property with costs totaling $75,138 less a reduction of $5,000 to arrive at the net fair value of $70,138.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

     Effective January 1, 1996, the Partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed of. The adoption of SFAS 121 did not have a material impact on the Partnerships financial position because the methods indicated were essentially those previously used by the Partnership.

F. Investment in Limited Liability Corporation (see Note 7)

     The Partnership carries its investment in a Limited Liability Corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell.

G. Income Taxes

     No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H. Organization and Syndication Costs

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs are charged against partners capital and are being allocated to individual partners consistent with the partnership agreement.

I. Allowance for Doubtful Accounts

     Mortgage  Investments and the related accrued interest,  fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired Mortgage Investments, unspecified mortgage investments, accrued interest and advances on Mortgage Investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of December 31, 1997, and 1996 was as follows:

                                                  December 31,
                                 ----------------------------------------------
                                      1997                            1996
                                 --------------                 ---------------

Impaired mortgage investments          $0                              $0
Unspecified mortgage investments  213,500                          72,803
Amounts receivable, unsecured      44,000                          45,000
                                 ---------                 ---------------
                                 $257,500                        $117,803
                                 ==========                 ===============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

J. Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited Partners pro rata share of Partners Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which are paid to the General Partners and/or related parties.

A. Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, Mortgage Investment brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The Mortgage Investment brokerage commissions are paid by the borrowers, and thus, not an expense of the Partnership. In 1997, Mortgage Investment brokerage commissions paid by the borrowers was $837,399.

B. Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $189,692, $155,912 and $85,456 were incurred for years 1997, 1996 and 1995 respectively.

C. Asset Management Fee

     The General Partners receive monthly fees for managing the Partnerships Mortgage Investment portfolio and operations up to 1/32 of 1% of the net asset value (3/8 of 1% annual). Management fees of $24,966, $17,053 and $11,587 were incurred for years 1997, 1996 and 1995, respectively.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997
D. Other Fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

E. Income and Losses

     All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

F. Operating Expenses

     The General Partners or their affiliate (Redwood Mortgage) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to limited Partner capital. As of December 31, 1997 a General Partner, GYMNO Corporation, had contributed $20,488, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A. Applicant Status

     Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnerships Mortgage Investment portfolio.

     During the periods ending December 31, 1997, 1996, and 1995, interest totalling $9,562, $2,618 and $18,908 respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners capital along with the original investment.

B. Term of the Partnership

     The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C. Election to Receive Monthly, Quarterly or Annual Distributions

     Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investors election to have cash distributions is irrevocable.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

D. Profits and Losses

     Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

E. Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is illiquid. Limited Partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth in the Partnership Agreement.

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the Partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. Once this five year period expires, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer.
Notwithstanding the five-year (or longer) withdrawal period, the General Partners will liquidate all or part of a Limited Partners capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnerships capacity to return a Limited Partners capital is restricted to the availability of Partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General Partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership has a bank line of credit expiring September 30, 1999, of up to $6,000,000 at .5% over prime secured by its Mortgage Investment portfolio. The note payable balances were $5,640,000 and $1,500,000 at December 31, 1997, and 1996, respectively, and the interest rate was 9% at December 31, 1997, (8.50% prime plus .50%).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership has contributed its interest (principally land) to a Limited Liability Corporation, which is owned 100% by the Partnership, will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

NOTE 8 - INCOME TAXES

     The following reflects a reconciliation from net assets (Partners Capital) reflected in the financial statements to the tax basis of those net assets:


                                                                          December 31,
                                                            ------------------------------------------
                                                                  1997                      1996
                                                            -----------------          ---------------

Net Assets - Partners Capital per financial statements          $20,931,153              $14,704,658
Unamortized syndication costs                                        436,358                  418,374
Allowance for doubtful accounts                                      257,500                  117,803
Formation loans receivable                                         1,386,693                1,073,706
                                                            -----------------          ---------------
Net assets tax basis                                             $23,011,704              $16,314,541
                                                            =================          ===============

     In 1997, approximately 61% of taxable income was allocated to tax exempt organizations, i.e., retirement plans. Such plans do not have to file income tax returns unless their unrelated business income exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) The carrying value of mortgage investments (see note 2(c) is $25,304,989. The fair value of these investments of $25,710,340 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

     The  Mortgage  Investments  are  secured  by  recorded  deeds of trust.  At
December 31, 1997, there were 55 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                                                55
Total Mortgage Investments outstanding                                                           $25,304,989

Average Mortgage Investment outstanding                                                             $460,091
Average Mortgage Investment as percent of total                                                        1.82%
Average Mortgage Investment as percent of Partners Capital                                            2.20%

Largest Mortgage Investment outstanding                                                            2,100,000
Largest Mortgage Investment as percent of total                                                        8.30%
Largest Mortgage Investment as percent of Partners Capital                                           10.03%

Number of counties where security is located (all California)                                             14
Largest percentage of Mortgage Investments in one county                                              23.85%
Average Mortgage Investment to appraised value of security at time loan was consummated               55.83%

Number of Mortgage Investments in foreclosure status                                                       1
Amount of Mortgage Investments in foreclosure                                                       $118,811

The following categories of mortgage investments are pertinent at December 31, 1997 and 1996:

                                                                          December 31,
                                                            ------------------------------------------
                                                                  1997                      1996
                                                            -----------------          ---------------

First Trust Deeds                                                $17,103,865               $6,545,779
Second Trust Deeds                                                 8,163,624                8,797,211
Third Trust Deeds                                                     37,500                  300,000
                                                            -----------------          ---------------
  Total mortgage investments                                      25,304,989               15,642,990
Prior liens due other lenders                                     24,224,566               25,161,374
                                                            -----------------          ---------------
  Total debt                                                     $49,529,555              $40,804,364
                                                            =================          ===============

Appraised property value at time of loan                         $88,714,541              $70,100,408
                                                            =================          ===============

Total investments as a percent of appraisals                          55.83%                   58.21%
                                                            =================          ===============

Investments by Type of Property

Owner occupied homes                                              $2,445,423               $1,808,921
Non-Owner occupied homes                                           5,318,722                2,288,036
Apartments                                                         5,982,649                2,521,515
Commercial                                                        11,558,195                9,024,518
                                                            =================          ===============
                                                                 $25,304,989              $15,642,990
                                                            =================          ===============

The interest rates on the mortgage investments range from 8.00% to 14.00% at December 31, 1997.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

     Scheduled maturity dates of mortgage investments as of December 31, 1997 are as follows:

                        Year Ending
                        December 31,
                     -------------------

                            1998                        $3,631,543
                            1999                         7,707,533
                            2000                         5,016,894
                            2001                         1,887,779
                            2002                         1,546,742
                         Thereafter                      5,514,498
                                                    ===============
                                                       $25,304,989
                                                    ===============


     The scheduled maturities for 1998 include approximately $1,123,089 in Mortgage Investments which are past maturity at December 31, 1997. Interest payment on these loans are current.

     One Mortgage Investment in the principal amount of $118,811 had interest paid through September 1, 1996, and is in foreclosure. That Mortgage Investment which is the only loan categorized as delinquent, is not considered impaired because the underlying security is sufficient to cover amount due.

     The cash balance at December 31, 1997 of $663,159 was in one bank with interest bearing balances totalling $597,751. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $563,159. This bank is the same financial institution that has provided the Partnership with the $6,000,000 limit line of credit. At December 31, 1997, draw down against this facility was $5,640,000. As and when deposits in the Partnerships bank accounts increase significantly beyond the insured limit, the funds are either placed on new Mortgage Investments or used to pay-down on the line of credit balance.

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                     3658 MOUNT DIABLO BOULEVARD, SUITE #205
                           LAFAYETTE, CALIFORNIA 94549

                                 (510) 284-3590
                               FAX (510) 284-3593


                           INDEPENDENT AUDITORS REPORT


BOARD OF DIRECTORS
GYMNO CORPORATION

     We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1997, and 1996, and the related statements of income (loss), stockholders equity and cash flows for the year ended December 31, 1997 and the six months ended December 31, 1996 These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GYMNO Corporation as of December 31, 1997, and 1996, and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.


                              /S/ Parodi & Cropper
                                PARODI & CROPPER



Lafayette, California
April 8, 1998


                                                           GYMNO CORPORATION
                                                            BALANCE SHEETS
                                                      DECEMBER 31, 1997 AND 1996



                                                                ASSETS



                                                                    1997                     1996
                                                             --------------------     -------------------
Cash and equivalents                                                      $1,338                  $1,666
Deferred income tax benefits                                                 136                     120
                                                             --------------------     -------------------

          Total current assets                                             1,474                   1,786
                                                             --------------------     -------------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                         7,500                   7,500
     Redwood Mortgage Investors V                                          5,000                   5,000
     Redwood Mortgage Investors VI                                         9,773                   9,773
     Redwood Mortgage Investors VII                                       12,448                  12,648
     Redwood Mortgage Investors VIII                                      20,488                  15,241
                                                             --------------------     -------------------
                                                                          55,209                  50,162

                                                             --------------------     -------------------

                                                                         $56,683                 $51,948
                                                             ====================     ===================

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders                                        $436                    $436
     Accounts payable                                                          0                   2,311
     Accrued income taxes                                                    382                     710
     Loan from Redwood Mortgage at 8% interest                             9,138                   7,518
                                                             --------------------     -------------------

          Total current liabilities                                        9,956                  10,975
                                                             --------------------     -------------------

Stockholders' Equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                                 5,000                   5,000
     Paid-in surplus                                                       7,500                   7,500
     Retained earnings                                                    34,227                  28,473
                                                             --------------------     -------------------

         Total stockholders' equity                                       46,727                  40,973
                                                             --------------------     -------------------

                                                                         $56,683                 $51,948
                                                             ====================     ===================

See accompanying notes to financial statements.


                                                           GYMNO CORPORATION
                                                         STATEMENTS OF INCOME
                                       DECEMBER 31, 1997 AND Six Months ended December 31, 1996


                                                                                   SIX MONTHS
                                                          YEAR ENDED                 ENDED
                                                         DECEMBER 31,             DECEMBER 31,
                                                             1997                     1996
                                                      -------------------      -------------------

REVENUE
     Partnership earnings - as General Partner                   $13,009                   $5,971
     Reconveyance fees                                             5,175                    2,800
     Other partnership earnings                                       34                       21
                                                      -------------------
                                                                               -------------------

                                                                  18,218                    8,792
                                                      -------------------
                                                                               -------------------

EXPENSES
     Management services - Stockholders                            5,818                    3,303
     Professional Services                                         3,569                    4,417
     Interest expense                                                608                      195
     Recording Fees                                                    0                      200
     Other                                                           278                        0
                                                                               -------------------
                                                      -------------------
                                                                  10,273                    8,115


Income before provision for income taxes                           7,945                      677
                                                      -------------------      -------------------

Provision for income taxes:
     California                                                      863                      800
     Federal                                                       1,328                      920
                                                      -------------------      -------------------
                                                                   2,191                    1,720
                                                      -------------------
                                                                               -------------------

Net income (loss)                                                 $5,754                 $(1,043)
                                                      ===================      ===================

Per share (500 shares)                                            $11.51                  $(2.09)
                                                      ===================      ===================



See accompanying notes to financial statements.


                                                           GYMNO CORPORATION
                                                  STATEMENTS OF STOCKHOLDERS EQUITY
                                  YEAR ENDED DECEMBER 31, 1997 AND SIX MONTHS ENDED DECEMBER 31, 1996




                                                 Common Stock            Paid-In        Retained
                                            -----------------------
                                              Shares        Amount        Surplus        Earnings          Total

Balances - June 30, 1996                        500#        $5,000         $7,500         $29,516        $42,016

Net income (loss) for the six months ended
  December 31, 1996                                0             0              0         (1,043)        (1,043)
                                            ---------     ---------      ---------      ----------     ----------

Balances - December 31, 1996                    500#         5,000          7,500          28,473         40,973


Net income (loss) for the year ended
  December 31, 1997                                0             0              0           5,754          5,754
                                            ---------     ---------      ---------      ----------     ----------

Balances - December 31, 1997                    500#        $5,000         $7,500         $34,227        $46,727
                                            =========     =========      =========      ==========     ==========

See accompanying notes to financial statements.



                                                           GYMNO CORPORATION
                                                       STATEMENTS OF CASH FLOWS
                                                   YEAR ENDED DECEMBER 31, 1997 AND
                                                  SIX MONTHS ENDED DECEMBER 31, 1996,

                                                                                         SIX MONTHS ENDED
                                                                      YEAR ENDED           DECEMBER 31,
                                                                         1997                  1996
                                                                   -----------------     ------------------

Cash flows from operating activities:
     Net income (Loss)                                                       $5,754               $(1,043)
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          (Increase) decrease in recoverable income taxes                      (16)                      0
          Increase  (decrease)  in  accounts  payable and accrued           (2,639)                  1,664
liabilities
                                                                   -----------------     ------------------

                                                                              3,099                    621
                                                                   -----------------     ------------------

Cash flows from investing activities:
    (increase) decrease in:
          Cash invested in partnerships                                     (5,047)                (2,871)
                                                                   -----------------     ------------------

Cash flows for financing activities:
     Increase (decrease) in:
          Loan from Redwood Mortgage                                          1,620                  3,518
                                                                   -----------------     ------------------

Net increase (decrease) in cash equivalents                                   (328)                  1,268

Cash equivalents at beginning of year                                         1,666                    398
                                                                   -----------------     ------------------

Cash equivalents at end of year
         (consisting of cash in bank)                                        $1,338                 $1,666
                                                                   =================     ==================



See accompanying notes to financial statements.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stock holders. In addition, the company receives reconveyance fees.

     The Company has also acquired limited partnership interests in Redwood Mortgage Investors VII. The Company receives investment income from such limited partnership interests.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

     During 1996, GYMNO changed its corporate tax year end from June 30 to December 31. This change facilitates the accounting for GYMNO which is a general partner in eight mortgage investing limited partnerships which have calendar year requirements. Because of the change in fiscal year, the attached financial statements reflect results for the six months ended December 31, 1996 as well as for the year ended December 31, 1997.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,1997 and 1996



     NOTE 3 - INCOME TAXES The following reflects the income taxes for the periods ending December 31, 1996 and 1997:


                                                SIX MONTHS ENDED                     YEAR ENDED
                                               DECEMBER 31, 1996                  DECEMBER 31, 1997


                                       CALIFORNIA            FEDERAL       CALIFORNIA         FEDERAL
                                       --------------       -----------    --------------     -----------


Income before provision for income taxes        $677               677           $7,945            7,945
Nondeductible expenses                             0                 0                6                6
State Tax deduction:
         Prior fiscal year tax                     0             (800)                0            (800)
Taxable income differential-partnerships       6,276             6,254            1,811            1,811
                                          -----------       -----------      -----------      -----------

Taxable income                                 6,953             6,131            9,762            8,962
                                          -----------       -----------      -----------      -----------

Tax rate (California $800 minimum)              9.3%               15%            8.84%              15%
                                          -----------       -----------      -----------      -----------

Income tax thereon                              $800              $920             $863           $1,344

Change in deferred income tax benefit              0                 0                0             (16)
                                          -----------       -----------      -----------      -----------

Income Tax expense                              $800              $920             $863           $1,328
                                          ===========       ===========      ===========      ===========

Above tax liability                              800               920              863            1,344

Estimated tax payments                           800               210              800            1,025
                                          -----------       -----------      -----------      -----------

Income tax liability                              $0              $710              $63             $319
                                          ===========       ===========      ===========      ===========

Total liability                                 $710                               $382
                                          ===========                        ===========





     California income taxes were determined at the greater of 9.3% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).



     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1996 taxes are deductible in 1997). At December 31, 1996 there were deferred income tax benefits of $120 relating to the $800 California
Franchise Tax deductible in the following year. At December 31, 1997, the corresponding amount was $136.



